      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 3, 1998

                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                K N ENERGY, INC.                               K N CAPITAL TRUST II
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS    (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS
                    CHARTER)                                         CHARTER)
                   48-0290000                                     [APPLIED FOR]
    (I.R.S. EMPLOYER IDENTIFICATION NUMBER)          (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                     KANSAS                                          DELAWARE
            (STATE OF INCORPORATION)                         (STATE OF INCORPORATION)

                                                               C/O K N ENERGY, INC.
             370 VAN GORDON STREET                            370 VAN GORDON STREET
                P.O. BOX 281304                                  P.O. BOX 281304
         LAKEWOOD, COLORADO 80228-8304                    LAKEWOOD, COLORADO 80228-8304
                 (303) 989-1740                                   (303) 989-1740
   (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE       (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE
  NUMBER, INCLUDING AREA CODE, OR REGISTRANT'S     NUMBER, INCLUDING NEW CODE, OR REGISTRANT'S
          PRINCIPAL EXECUTIVE OFFICE)                      PRINCIPAL EXECUTIVE OFFICE)

                             MARTHA B. WYRSCH, ESQ.
                  VICE PRESIDENT, GENERAL COUNSEL & SECRETARY
                     370 VAN GORDON STREET, P.O. BOX 281304
                         LAKEWOOD, COLORADO 80228-8304
                                 (303) 989-1740
(NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                               AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

            VINCENT PAGANO, JR. ESQ.                       C. MICHAEL HARRINGTON, ESQ.
           SIMPSON THACHER & BARTLETT                         VINSON & ELKINS L.L.P.
              425 LEXINGTON AVENUE                            2300 FIRST CITY TOWER
            NEW YORK, NEW YORK 10017                                1001 FANIN
                 (212) 455-2000                             HOUSTON, TEXAS 77002-6760
                                                                  (713) 758-2148

                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As promptly as practicable after this registration statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

===========================================================================================================================
                                                                 PROPOSED MAXIMUM    PROPOSED MAXIMUM        AMOUNT OF
          TITLE OF EACH CLASS OF               AMOUNT TO BE     OFFERING PRICE PER  AGGREGATE OFFERING     REGISTRATION
        SECURITIES TO BE REGISTERED             REGISTERED           SECURITY            PRICE(1)               FEE
---------------------------------------------------------------------------------------------------------------------------
Debt Securities(2).........................         --                  --                  --                  --
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $5.00 per
  share(3).................................         --                  --                  --                  --
---------------------------------------------------------------------------------------------------------------------------
Stock Purchase Units of K N Energy,
  Inc.(4)..................................         --                  --                  --                  --
---------------------------------------------------------------------------------------------------------------------------
Preferred Securities of K N Capital Trust
  II(4)....................................         --                  --                  --                  --
---------------------------------------------------------------------------------------------------------------------------
Stock Purchase Contracts of K N Energy,
  Inc.(3)(4)(5)............................         --                  --                  --                  --
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $5.00 per share,
  issuable pursuant to the Stock Purchase
  Contracts(3)(4)(5).......................         --                  --                  --                  --
---------------------------------------------------------------------------------------------------------------------------
Trust Debentures(6)........................         --                  --                  --                  --
---------------------------------------------------------------------------------------------------------------------------
Guarantees of Preferred Securities of K N
  Capital Trust II by K N Energy,
  Inc.(7)..................................         --                  --                  --                  --
---------------------------------------------------------------------------------------------------------------------------
Total......................................        $100                 --                 $100                $100
===========================================================================================================================

================================================================================

---------------
(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. There are being registered an indeterminate number of Debt Securities, Common Stock, Stock Purchase Units, Stock Purchase Contracts, Trust Debentures and Guarantee of K N Energy, Inc. and Preferred Securities of K N Capital Trust II. The aggregate public offering prices of the Debt Securities, Common Stock, Stock Purchase Units, Stock Purchase Contracts, Trust Debentures and Guarantee of K N Energy, Inc. and Preferred Securities of K N Capital Trust II registered hereby will not exceed $100.
(2) The Debt Securities registered hereby include such additional amount as may be necessary so that, if Debt Securities are issued with an original issue discount, the aggregate initial offering prices of all Debt Securities will equal no more than $100.
(3) The shares of Common Stock registered hereby include preferred share purchase rights (the "Rights"). The Rights are associated with and trade with the Common Stock. The value, if any, attributable to the Rights is reflected in the market price of the Common Stock. There are also being registered hereunder an indeterminate number of shares of Common Stock as shall be issuable upon conversion of the Debt Securities registered hereby.
(4) Each Stock Purchase Unit of K N Energy, Inc. is a unit that consists of
    (i) a Stock Purchase Contract of K N Energy, Inc. under which the holder, upon settlement of such Stock Purchase Contract, will purchase an indeterminate number of shares of Common Stock to be issuable by K N Energy, Inc. and (ii) initially a beneficial interest in Preferred Securities of K N Capital Trust II or debt obligations of third parties, including U.S. Treasury securities, purchased with the proceeds from the sale of the Stock Purchase Unit and pledged to secure the obligation of such holder to purchase such share of Common Stock. No separate consideration will be received for the Stock Purchase Contracts.
(5) Consists of such indeterminate number of shares of Common Stock to be issuable by K N Energy, Inc. upon settlement of the Stock Purchase Contracts of K N Energy, Inc., including shares of such Common Stock issuable upon settlement of Deferred Contract Adjustment Payments as further described in the Registration Statement.
(6) The Trust Debentures of K N Energy, Inc. will be purchased by K N Capital Trust II with the proceeds from the sale of the Preferred Securities of K N Capital Trust II.
(7) No separate consideration will be received for the Guarantee or back-up undertakings of K N Energy, Inc. Includes the rights of holders of the Preferred Securities under such Guarantee and back-up undertakings, consisting of obligations of K N Energy, Inc. as set forth in the Declaration of Trust of K N Capital Trust II (including the obligation of pay expenses of K N Capital Trust II) and the Indenture governing the Trust Debentures of K N Energy, Inc., in each case as further described in the Registration Statement.
                            ------------------------

     Pursuant to Rule 429 under the Securities Act of 1933, the prospectus contained in this Registration Statement relates to the remaining securities unsold in a Primary Offering having a maximum aggregate offering price of $819,500,000, such remaining unsold securities having been previously registered pursuant to the Form S-3 Registration Statement No. 333-44421. This Registration Statement also constitutes Post-Effective Amendment No. 1 to Registration Statement 333-44421, and upon effectiveness of such Post-Effective Amendment, this Registration Statement and Registration Statement No. 333-44421 will relate to an aggregate of $819,500,100 of K N Energy's stock purchase contracts, stock purchase units, trust debentures, debt securities and common stock and K N Capital Trust II's preferred securities and K N's guarantee thereof.

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE OR JURISDICTION.

PROSPECTUS (Subject to completion)
Issued June 3, 1998

                                  $819,500,100

                                K N Energy, Inc.
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS
                                TRUST DEBENTURES
                                DEBT SECURITIES
                                  COMMON STOCK

                              K N Capital Trust II
                              PREFERRED SECURITIES
                       Guaranteed as set forth herein by

                                K N Energy, Inc.
                            ------------------------

     K N Energy, Inc. ("K N", "K N Energy" or the "Company") may offer and sell from time to time, together or separately: (i) Stock Purchase Contracts ("Stock Purchase Contracts") to purchase shares of common stock, par value $5.00 per share ("Common Stock"), of the Company; (ii) Stock Purchase Units ("Stock Purchase Units"), each representing ownership of a Stock Purchase Contract and Preferred Securities (as defined below) or debt obligations of third parties, including U.S. Treasury securities, securing the holder's obligation to purchase Common Stock under the Stock Purchase Contracts; (iii) its debentures (the "Trust Debentures") to be purchased with the proceeds from the sale of preferred securities representing undivided beneficial ownership interests in the assets of K N Capital Trust II ("Preferred Securities"), a statutory business trust created under the laws of the State of Delaware (the "Trust"); (iv) in addition to the Trust Debentures, its debentures, notes and other debt securities in one or more series, which may be either senior debt securities or subordinated debt securities ("Debt Securities"); and (v) Common Stock. In addition the Trust may offer its Preferred Securities. The aggregate initial offering price of all of the Securities (as defined below) which may be sold pursuant to this Prospectus will not exceed $819,500,100 or, if applicable, the equivalent thereof in any other currency or currency unit. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and set forth in a supplement to this Prospectus (a "Prospectus Supplement"). The Stock Purchase Contracts, Stock Purchase Units, Trust Debentures, Debt Securities, Common Stock and Preferred Securities are collectively called the "Securities."

                                                        (continued on next page)
                            ------------------------

     The Securities may be sold directly by the Company, or in the case of the Preferred Securities, the Trust, to investors, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution." If any agents of the Company or, in the case of the Preferred Securities, the Trust, or any underwriters are involved in the sale of any Securities in respect of which this Prospectus is being delivered, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in a Prospectus Supplement. The net proceeds to the Company from such sale also will be set forth in a Prospectus Supplement. See "Use of Proceeds."
                            ------------------------

     The Common Stock is traded on the New York Stock Exchange (the "NYSE") under the symbol "KNE." Any Common Stock sold pursuant to a Prospectus Supplement will be listed on such exchange, subject to official notice of issuance. The Prospectus Supplement will state whether any Securities offered thereby will be listed on any national securities exchange. If such Securities are not listed on any national securities exchange, there can be no assurance that there will be a secondary market for any such Securities.
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------
  THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF THE SECURITIES UNLESS
                    ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
                            ------------------------
            , 1998

(continued from previous page)

     Certain specific terms of the particular Securities in respect of which this Prospectus is being delivered will be set forth in an applicable Prospectus Supplement, including, where applicable, (i) in the case of Stock Purchase Contracts, the number of shares of Common Stock issuable thereunder, the purchase price of the Common Stock, the date or dates on which the Common Stock is required to be purchased by the holders of the Stock Purchase Contracts, any periodic payments required to be made by the Company to the holders of the Stock Purchase Contracts or vice versa, and the terms of the offering and sale thereof, (ii) in the case of Stock Purchase Units, the specific terms of the Stock Purchase Contracts and any Preferred Securities or debt obligations of third parties securing the holder's obligation to purchase the Common Stock under the Stock Purchase Contracts, and the terms of the offering and sale thereof, (iii) in the case of Trust Debentures or Debt Securities, the specific designation, aggregate principal amount, authorized denominations, ranking as senior or subordinated, maturity, interest payment dates, interest rate (which may be fixed or variable) or method of calculating interest, if any, applicable Extension Period (as defined below) or interest deferral terms, if any, place or places where principal, premium, if any, and interest, if any, will be payable, any terms for mandatory or optional redemption, any sinking fund provisions, terms for any conversion or exchange into other securities, initial offering or purchase price, methods of distribution and any other special terms, and (iv) in the case of Preferred Securities, the specific title, aggregate amount, stated liquidation preference, number of securities, the rate of payment of periodic cash distributions ("distributions" or "Distributions") or method of calculating such rate, applicable Extension Period (as defined below) or distribution deferral terms, if any, place or places where distributions will be payable, any terms of redemption, initial offering or purchase price, methods of distribution and any other special terms. If so specified in the applicable Prospectus Supplement, the Securities offered thereby may be issued in whole or in part in the form of one or more temporary or permanent global securities ("Global Securities").

     Unless otherwise set forth in the applicable Prospectus Supplement, the Trust Debentures will be senior unsecured obligations of the Company and will rank pari passu in right of payment with all of the Company's other senior unsecured obligations. If provided in an accompanying Prospectus Supplement, the Company will have the right to defer payments of interest on the Trust Debentures by extending the interest payment period thereon at any applicable time or from time to time for such number of consecutive interest payment periods (which shall not extend beyond the stated maturity (the "Stated Maturity") of the Trust Debentures) with respect to each deferral period as may be specified in such Prospectus Supplement (each, an "Extension Period"). See "Description of the Trust Debentures -- Option to Extend Interest Payment Period."

     The Company will be the owner of the common securities (the "Common Securities," and, together with the Preferred Securities, the "Trust Securities") of the Trust. The payment of distributions with respect to the Preferred Securities and payments on liquidation or redemption with respect to the Preferred Securities, in each case out of funds held by the Trust, will be irrevocably guaranteed by the Company to the extent described herein (the "Guarantee"). Certain payments in respect of the Common Securities may also be guaranteed by the Company. See "Description of the Guarantee." Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the Company under the Guarantee will be senior unsecured obligations of the Company and will rank pari passu with all of the Company's other senior unsecured obligations. Concurrently with the issuance by the Trust of the Preferred Securities, the Trust will invest the proceeds thereof and any contributions made in respect of the Common Securities in the Trust Debentures, which will have terms corresponding to the terms of the Preferred Securities. The Trust

(continued from previous page)
Debentures will be the sole assets of the Trust, and payments under the Trust Debentures and those made by the Company in respect of fees and expenses incurred by the Trust will be the only revenue of the Trust. Upon the occurrence of certain events as are described herein and in the accompanying Prospectus Supplement, the Company may redeem the Trust Debentures and cause the redemption of the Trust Securities. In addition, if provided in the applicable Prospectus Supplement, the Company may dissolve the Trust at any time and, after satisfaction of the liabilities to creditors of the Trust as provided by applicable law, cause the Trust Debentures to be distributed to the holders of the Trust Securities in liquidation of their interest in the Trust.

     Taken together, the Company's obligations under the Trust Debentures, the Debenture Indenture (as defined herein), the Declaration (as defined herein) and the Guarantee, in the aggregate, have the effect of providing a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Preferred Securities. See "Relationship Among the Preferred Securities, the Trust Debentures and the Guarantee."

                            ------------------------

                             AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. The Commission maintains a Website that contains reports, proxy and information statements and other materials that are filed through the Commission's Electronic Data Gathering Analysis and Retrieval System. The Website can be accessed at http://www.sec.gov. In addition, reports, proxy statements and other information concerning the Company can be inspected at the NYSE, 20 Broad Street, New York, New York 10005, on which exchange the Common Stock is listed.

     This Prospectus constitutes a part of two Registration Statements on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company and the Trust with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement for further information with respect to the Company and the securities offered hereby. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

     No separate financial statements of the Trust have been included herein. The Company and the Trust do not consider that such financial statements would be material to holders of the Preferred Securities because the Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than its holding as trust assets the Trust Debentures and the issuance of the Trust Securities. See "The Trust," "Description of the Trust Debentures," "Description of the Preferred Securities" and "Description of the Guarantee."

     The Trust is currently not subject to the information reporting requirements of the Exchange Act.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission (File No. 1-6446) pursuant to the Exchange Act are incorporated by reference and made a part hereof:

          (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1997;

          (b) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

          (c) the Company's Current Reports on Form 8-K dated January 5, 1998, January 16, 1998, as amended by the Current Report on Form 8-K/A dated February 12, 1998, March 6, 1998 and April 24, 1998; and

          (d) the description of the Preferred Share Purchase Rights and the Common Stock contained in the Company's Registration Statements on Form 8-A.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of the offering of the Securities pursuant hereto, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such document. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to any person, including any beneficial owner of Securities, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents referred to above which have been incorporated by reference in this Prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Such requests should be directed to the office of the Vice President and Treasurer, K N Energy, Inc., 370 Van Gordon Street, P.O. Box 281304, Lakewood, Colorado 80228-8304, telephone number
(303) 989-1740.

                                K N ENERGY, INC.

     K N Energy is an integrated energy services provider whose operations include the gathering, processing, transportation and storage of natural gas and the marketing of natural gas and natural gas liquids. The Company also markets innovative products and services, such as the Simple Choice(sm) menu of products and call center services designed for residential consumers, utilities, and small businesses through its 50% owned en-able(sm), LLC affiliate.

     K N was incorporated under the laws of the State of Kansas in 1927. The address of its principal executive offices is 370 Van Gordon Street, P. O. Box 281304, Lakewood, Colorado 80228-8304 and its telephone number is (303) 989-1740.

     Additional information concerning the Company and its subsidiaries is included in the Company reports and other documents incorporated by reference in this Prospectus. See "Available Information" and "Incorporation of Certain Documents by Reference."

                                   THE TRUST

     The Trust is a statutory business trust created under Delaware law pursuant to (i) a declaration of trust, dated as of January 15, 1998, and entered into by the Company, as sponsor (the "Sponsor") and the trustee named herein (amended and restated on June 1, 1998) and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on January 15, 1998. The declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration"), substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part, as of the date the Preferred Securities of such Trust are initially issued. The Declaration will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the Preferred Securities, the purchasers thereof will own all of the Preferred Securities. K N Energy will directly or indirectly acquire all of the Common Securities, which will have an aggregate liquidation amount equal to 3% of the total capital of the Trust. The Preferred Securities will rank pari passu, and payments will be made thereon on a pro rata basis, with the Common Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payments of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Trust Debentures and (iii) engaging in only those other activities necessary or incidental thereto.

     The Trust's business and affairs will be conducted by the K N Trustees (as defined below) and the administrators ("Administrators"), as set forth in the Declaration. Pursuant to the Declaration, the number of K N Trustees will initially be two. One trustee will be a financial institution that maintains its principal place of business in the State of Delaware (the "Delaware Trustee"). The other trustee (the "Institutional Trustee" and, together with the Delaware Trustee, the "K N Trustees") will be a financial institution that is unaffiliated with K N Energy and will serve as institutional trustee under the Declaration and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act. Initially, Wilmington Trust Company, a Delaware banking corporation, will be both the Delaware Trustee and the Institutional Trustee until removed or replaced by the holder of the Common Securities (or in certain circumstances the holders of a majority in liquidation amount of the Preferred Securities). Wilmington Trust Company will act as trustee (the "Guarantee Trustee") under the Guarantee and as Debenture Trustee (as defined herein) under the Debenture Indenture (as defined herein). The Administrators will be three individuals who are employees or officers of or affiliated with K N Energy and will act as administrators with respect to the Trust. The Administrators will be selected by the holders of a majority in liquidation amount of the Common Securities. The Administrators will have only those ministerial duties set forth in the Declaration with respect to accomplishing the purposes of the Trust and are not intended to be trustees or fiduciaries with respect to the Trust or the holders of Preferred Securities.

     The Institutional Trustee will hold title to the Trust Debentures for the benefit of the holders of the Trust Securities, and the Institutional Trustee will have the power to exercise all rights, powers and privileges under the Debenture Indenture as the holder of the Trust Debentures. In addition, the Institutional Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Trust Debentures for the benefit of the holders of the Trust Securities. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities. K N Energy, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any Administrator and to increase or decrease the number of Administrators. Holders of the Common Securities will have the right to replace the Institutional Trustee (or, upon the occurrence and continuance of an event of default under the Declaration, the holders of a majority in liquidation amount of the Preferred Securities), provided that the successor Institutional Trustee shall be a corporation with trust powers organized under the laws of the United States or any State thereof with a combined capital and surplus of at least $50 million. Pursuant to the Debenture Indenture (as defined below), K N Energy, as borrower, will pay all fees and expenses related to the Trust and the offering of the Trust Securities.

     The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration and the Delaware Business Trust Act (the "Trust Act"). The principal place of business of the Trust is c/o K N Energy, Inc., 370 Van Gordon Street, P.O. Box 281304, Lakewood, Colorado 80228-8304, and its telephone number is
(303) 989-1740.

                                USE OF PROCEEDS

     Except as may otherwise be described in the Prospectus Supplement relating to an offering of Securities, the net proceeds from the sale of the Securities (including Trust Debentures issued to the Trust in connection with the investment by the Trust of all of the proceeds from the sale of the Preferred Securities) offered pursuant to this Prospectus and such Prospectus Supplement (the "Offered Securities") will be used by the Company to refinance indebtedness incurred in connection with the acquisition of MidCon Corp. from Occidental Petroleum Corporation. The remainder of the net proceeds will be used for general corporate purposes. Any specific allocation of the net proceeds of an offering of Securities by the Company to a specific purpose will be determined at the time of such offering and will be described in the related Prospectus Supplement.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the Company's consolidated ratios of earnings to fixed charges for the periods shown.

   THREE MONTHS
  ENDED MARCH 31,       YEARS ENDED DECEMBER 31,
  ---------------   --------------------------------
       1998         1997   1996   1995   1994   1993
       ----         ----   ----   ----   ----   ----
       1.55         2.72   3.21   3.07   1.69   2.41

     The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings are the sum of net income, taxes and fixed charges. Fixed charges are interest, amortization of debt discount, premium and expense, preferred stock dividends of a subsidiary, and the estimated interest portion of rental charges. The allowance for borrowed funds used during construction recognized for gas utility operations has been added to fixed charges and is included in earnings. The ratio of earnings to fixed charges for the three months ended March 31, 1998 is not necessarily indicative of such ratio that would be expected for the full year ended December 31, 1998.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     The Trust may issue only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration authorizes the Administrators of the Trust to issue on behalf of the Trust one series of Preferred Securities. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act or the Trust Act. Reference is made to any Prospectus Supplement relating to the Preferred Securities of the Trust for specific terms, including
(i) the specific designation of the Preferred Securities, (ii) the number of Preferred Securities, (iii) the annual distribution rate (or method of calculation thereof) for Preferred Securities, the date or dates upon which such distributions shall be payable and the record date or dates for the payment of such distributions, (iv) whether distributions of Preferred Securities shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions of Preferred Securities shall be cumulative, (v) the amount or amounts which shall be paid out of the assets of the Trust to the holders of Preferred Securities upon voluntary or involuntary dissolution, winding-up or termination of the Trust, (vi) the obligation or right, if any, of the Trust to purchase or redeem Preferred Securities and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities shall or may be purchased or redeemed, in whole or in part, pursuant to such obligation or right, (vii) the voting rights, if any, of Preferred Securities in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, as a condition to specified actions or amendments to the Declaration, (viii) the terms and conditions, if any, upon which Preferred Securities issued by the Trust may be converted into Common Stock of the Company, including the conversion price per share and the circumstances, if any, under which such conversion right will expire, (ix) the terms and conditions, if any, upon which the Trust Debentures may be distributed to holders of Trust Securities, (x) if applicable, any securities exchange upon which the Preferred Securities shall be listed, and (xi) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by the Trust consistent with the Declaration or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company as and to the extent set forth below under "Description of the Guarantee." Certain United States federal income tax considerations applicable to the offering of the Preferred Securities will be described in the Prospectus Supplement relating thereto.

     In connection with the issuance of the Preferred Securities, the Trust will issue Common Securities. The Declaration authorizes the Administrators of the Trust to issue on behalf of the Trust the Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by the Trust will be substantially identical to the terms of the Preferred Securities issued by the Trust and the Common Securities will rank pari passu, and payments will be made thereon on a pro rata basis with the Preferred Securities except that if an event of default under the Declaration (a "Declaration Event of Default") occurs and is continuing, the rights of the holders of the Common Securities to payments in respect of distributions and payments upon liquidation, redemption and maturity will be subordinated to the rights of the holders of the Preferred Securities. A Declaration Event of Default will occur upon a Debenture Indenture Event of Default (as defined below). Except in certain limited circumstances, the Common Securities issued by the Trust will also carry the right to vote and to appoint, remove or replace any of the K N Trustees of the Trust. All of the Common Securities of the Trust will be directly or indirectly owned by the Company.

                      DESCRIPTION OF THE TRUST DEBENTURES

     The Trust Debentures are to be issued under an indenture, as supplemented or amended from time to time (as so supplemented or amended, the "Debenture Indenture"), between the Company and Wilmington Trust Company, as trustee (the "Debenture Trustee"). This summary of certain terms and provisions of the Trust Debentures and the Debenture Indenture is not necessarily complete, and reference is hereby made to the copy of the form of the Debenture Indenture which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. Whenever particular defined terms of the

Debenture Indenture are referred to in this Section or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

     The Company's Debt Securities are separately described in this Prospectus under the caption "Description of the Debt Securities."

GENERAL

     Unless otherwise specified in the applicable Prospectus Supplement, the Trust Debentures will be issued as unsecured debt under the Debenture Indenture and will rank pari passu in right of payment with all of the Company's other senior unsecured obligations. Except as otherwise provided in the applicable Prospectus Supplement, the Debenture Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Debenture Indenture, any other indenture that the Company may enter into in the future or otherwise.

     The Trust Debentures will be issuable in one series pursuant to an indenture supplemental to the Debenture Indenture or a resolution of the Company's Board of Directors or a committee thereof.

     Unless otherwise stated in the applicable Prospectus Supplement, the obligations of K N Energy under the Trust Debentures will be senior to its 8.56% Series B Junior Subordinated Deferrable Interest Trust Debentures due April 15, 2027 (the "1997 Subordinated Trust Debentures"), which were issued in October 1997 in the aggregate principal amount of $103,100,000 and will be senior to its 7.63% Junior Subordinated Debentures due April 15, 2028 (the "1998 Subordinated Trust Debentures"), which were issued in April 1998 in the aggregate principal amount of $180,500,000, and the obligations of K N Energy under the Guarantee will be senior to its guarantee (the "1997 Guarantee") in relation to the 8.56% Series B Capital Trust Pass-through Securities of K N Capital Trust I (the "1997 Capital Securities"), which were issued in October 1997 in the aggregate liquidation amount of $100,000,000, and the obligations of K N Energy under the Guarantee will be senior to its guarantee (the "1998 Guarantee") in relation to the 7.63% Capital Securities of K N Capital Trust III (the "1998 Capital Securities"), which were issued in April 1998 in the aggregate liquidation amount of $175,000,000.

     The Trust Debentures may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of the Trust upon the occurrence of certain events described herein or in the Prospectus Supplement relating to the Trust Securities. Only one series of Trust Debentures will be issued to the Trust or a K N Trustee of such Trust in connection with the issuance of Trust Securities by the Trust.

     The applicable Prospectus Supplement will describe the following terms of the Trust Debentures: (i) the title of the Trust Debentures; (ii) any limit upon the aggregate principal amount of the Trust Debentures; (iii) the date on which the principal of the Trust Debentures is payable or the method of determination thereof; or the right, if any, of the Company to defer payment of principal;
(iv) the rate, if any, at which the Trust Debentures shall bear interest (including reset rates, if any, and the method by which any such rate will be determined), the dates on which any such interest shall be payable (the "Interest Payment Dates"), the right, if any, of the Company to defer or extend an Interest Payment Date and the regular record date for any interest payable on any Interest Payment Date or the method by which any of the foregoing shall be determined; (v) the place where the principal of and premium, if any, and interest, if any, on the Trust Debentures will be payable and where, subject to the terms of the Debenture Indenture as described below under "-- Denominations, Registration and Transfer," the Trust Debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Company in respect of the Trust Debentures and the Debenture Indenture may be made ("Place of Payment"); (vi) any period or periods within, or date or dates on which, the price or prices at which and the terms and conditions upon which Trust Debentures may be redeemed, in whole or in part, at the option of the Company or a holder thereof; (vii) the obligation or the right, if any, of the Company or a holder thereof to redeem, purchase or repay the Trust Debentures and the period or periods within which, the price or prices (the "Redemption Price") at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the Trust Debentures shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (viii) the denominations in which any Trust Debentures shall be issuable if other than denominations of $1,000 and any integral multiple thereof; (ix) if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the Trust Debentures shall be payable, or in which the Trust Debentures shall be denominated; (x) any additions, modifications or deletions in the events of default or covenants of the Company specified in the Debenture Indenture with respect to the Trust Debentures; (xi) if other than the principal amount thereof, the portion of the principal amount of Trust Debentures that shall be payable upon declaration of acceleration of the maturity thereof; (xii) any additions or changes to the Debenture Indenture with respect to a series of Trust Debentures as shall be necessary to permit or facilitate the issuance of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons; (xiii) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Trust Debentures and the manner in which such amounts will be determined; (xiv) the terms and conditions relating to the issuance of a temporary Global Security representing all of the Trust Debentures of such series and exchange of such temporary Global Security for definitive Trust Debentures of such series; (xv) whether the Trust Debentures of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the depositary for such Global Securities; (xvi) the appointment of any trustee, registrar, paying agent or agents; (xvii) the terms and conditions of any obligation or right of the Company or a holder to convert or exchange Trust Debentures into Preferred Securities or other securities; (xviii) the relative degree, if any, to which such Trust Debentures of the series shall be senior to or be subordinated to other series of such Trust Debentures or other indebtedness of the Company in right of payment, whether such other series of Trust Debentures or other indebtedness are outstanding or not; and (xix) any other terms of the Trust Debentures not inconsistent with the provisions of the Debenture Indenture. (Section 2.1) Unless otherwise indicated in the applicable Prospectus Supplement, the Trust Debentures will not be subject to any sinking fund.

     Trust Debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain material United States federal income tax consequences and special considerations applicable to any such Trust Debentures will be described in the applicable Prospectus Supplement.

     If the purchase price of any of the Trust Debentures is payable in one or more foreign currencies or currency units or if any Trust Debentures are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any Trust Debentures is payable in one or more foreign currencies or currency units, the restrictions, elections, certain material United States federal income tax considerations, specific terms and other information with respect to such issue of Trust Debentures and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

     If any index is used to determine the amount of payments of principal, premium, if any, or interest on any series of Trust Debentures, certain material United States federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

DENOMINATIONS, REGISTRATION AND TRANSFER

     Unless otherwise specified in the applicable Prospectus Supplement, the Trust Debentures will be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. (Section 2.3) Trust Debentures will be exchangeable for other Trust Debentures of the same issue, of any authorized denominations of a like aggregate principal amount, the same original issue date ("Original Issue Date"), the same Stated Maturity and bearing the same interest rate. (Section 2.5)

     Trust Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate Securities Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Trust Debentures and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Debenture Indenture. The Company will appoint the Debenture Trustee as Securities Registrar under the Debenture Indenture. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and the identity of the person making the request. (Section 2.5) If the applicable Prospectus Supplement refers to any transfer agents (in addition to the Securities Registrar) initially designated by the Company with respect to the Trust Debentures, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that the Company maintains a transfer agent in each Place of Payment for the Trust Debentures. The Company may at any time designate additional transfer agents with respect to the Trust Debentures.

     In the event of any redemption, neither the Company nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange of the Trust Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of the Trust Debentures, and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Trust Debentures so selected for redemption, except, in the case of any Trust Debentures being redeemed in part, any portion thereof not to be redeemed. (Section 2.5)

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     If provided in the applicable Prospectus Supplement, the Company shall have the right, at any time and from time to time during the term of the Trust Debentures, to defer the payment of interest for such number of consecutive interest payment periods as may be specified in the applicable Prospectus Supplement, subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement, provided that such Extension Period may not extend beyond the Stated Maturity of the final installment of principal of the Trust Debentures. Certain material United States federal income tax consequences and special considerations applicable to the Trust Debentures will be described in the applicable Prospectus Supplement.

CERTAIN COVENANTS

     The Debenture Indenture contains certain covenants regarding, among other matters, corporate existence, payment of taxes and reports to holders of the Trust Debentures. If and to the extent indicated in the applicable Prospectus Supplement, these covenants may be removed or additional covenants added with respect to the Trust Debentures. (Article 9)

DEBENTURE INDENTURE EVENTS OF DEFAULT

     The Debenture Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes a "Debenture Indenture Event of Default" with respect to the Trust Debentures: (i) failure for 30 days to pay interest on the Trust Debentures, including any compound interest, in respect thereof or, any additional interest, if any, when due; provided that a valid extension of an interest payment period will not constitute a default in the payment of interest for this purpose; (ii) failure to pay principal of or premium, if any, on the Trust Debentures when due whether at maturity, upon redemption, by declaration of acceleration or otherwise; (iii) failure to observe or perform any other covenant contained in the Debenture Indenture for 90 days after notice to K N Energy by the Debenture Trustee or by the holders of not less than 25% in aggregate outstanding principal amount of the Trust Debentures; (iv) the dissolution, winding up or termination of the Trust, except in connection with the distribution of Trust Debentures to the holders of Preferred Securities in liquidation of the Trust upon the redemption of all outstanding Preferred Securities or in connection with certain mergers, consolidations or amalgamations permitted by the Declaration; or (v) certain events in bankruptcy, insolvency or reorganization of K N Energy. (Section 4.1)

     If any Debenture Indenture Event of Default shall occur and be continuing, the Debenture Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Trust Debentures may declare the principal of and interest on the Trust Debentures due and payable immediately; provided, that, after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding Trust Debentures may, under certain circumstances, rescind and annul such acceleration if all Debenture Indenture Events of Default, other than the nonpayment of accelerated principal, have been cured or waived as provided in the Debenture Indenture. (Section 4.2)

     A default under any other indebtedness of K N Energy would not constitute a Debenture Indenture Event of Default under the Trust Debentures.

     Subject to the provisions of the Debenture Indenture relating to the duties of the Debenture Trustee in case a Debenture Indenture Event of Default occurs and is continuing, the Debenture Trustee will be under no obligation to exercise any of its rights or powers under the Debenture Indenture at the request or direction of any holders of Trust Debentures, unless such holders shall have offered to the Debenture Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Debenture Trustee, the holders of a majority in aggregate principal amount of the outstanding Trust Debentures will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or exercising any trust or power conferred on the Debenture Trustee. (Section 4.12)

     No holder of any Trust Debentures will have any right to institute any proceeding with respect to the Debenture Indenture or for any remedy thereunder, unless such holder shall have previously given to the Debenture Trustee written notice of a continuing Debenture Indenture Event of Default and, if the Institutional Trustee is not the sole holder of Trust Debentures, unless the holders of at least 25% in aggregate principal amount of the outstanding Trust Debentures shall also have made written request, and offered reasonable indemnity, to the Debenture Trustee to institute such proceeding as Debenture Trustee, and the Debenture Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Trust Debentures a direction inconsistent with such request. (Section 4.7) However, such limitations do not apply to a suit instituted by a holder of a Trust Debenture for enforcement of payment of the principal of or interest on such Trust Debenture on or after the respective due dates expressed in such Trust Debenture. (Section 4.8)

     The Debenture Indenture contains provisions permitting the holders of a majority in aggregate principal amount of the Trust Debentures, on behalf of all of the holders of the Trust Debentures, to waive any past default in the performance of any of the covenants contained in the Debenture Indenture, except a default in the payment of principal or interest on any of the Trust Debentures. (Section 4.13)

MODIFICATIONS AND AMENDMENTS OF THE DEBENTURE INDENTURE

     The Debenture Indenture contains provisions permitting K N Energy and the Debenture Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Trust Debentures, to modify the Debenture Indenture or the rights of the holders of Trust Debentures; provided, however, that no such modification may, without the consent of the holder of each outstanding Trust Debenture affected thereby, (i) extend the Stated Maturity of the Trust Debentures or reduce the principal amount thereof, or reduce the rate or extend the time for payment of interest thereon, or reduce any premium payable upon the redemption thereof, or (ii) reduce the percentage in aggregate principal amount of outstanding Trust Debentures, the holders of which are required to consent to any such supplemental indenture. (Section 8.2)

     In addition, K N Energy and the Debenture Trustee may execute, without the consent of any holder of Trust Debentures, any supplemental indenture (i) to cure any ambiguities, (ii) to comply with the Trust Indenture Act and (iii) for certain other customary purposes. (Section 8.1)

SATISFACTION AND DISCHARGE; DEFEASANCE

     Unless otherwise specified in the applicable Prospectus Supplement, when, among other things, all Trust Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and the Company deposits or causes to be deposited with the Debenture Trustee, as trust funds in trust for the purpose, an amount in the currency or currencies in which the Trust Debentures are payable sufficient to pay and discharge the entire indebtedness on the Trust Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Debenture Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Debenture Indenture, rights of registration of transfer or exchange of Trust Debentures and rights with respect to temporary, and mutilated, lost or destroyed Trust Debentures), and the Company will be deemed to have satisfied and discharged the Debenture Indenture. (Section 3.1)

     Unless otherwise specified in the applicable Prospectus Supplement, the Company may elect either (a) to terminate (and be deemed to have satisfied) all its obligations with respect to any series of Trust Debentures (except for the obligations to register the transfer or exchange of such Trust Debentures, to replace mutilated, destroyed, lost or stolen Trust Debentures, to maintain an office or agency in respect of the Trust Debentures and to compensate and indemnify the Debenture Trustee ("defeasance")) or (b) to be released from its obligations with respect to certain covenants, ("covenant defeasance"), upon the deposit with the Debenture Trustee, in trust for such purpose, of money and/or U.S. Government Obligations (as defined in the Debenture Indenture) which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay principal of, interest on and any other amounts payable in respect of the outstanding Trust Debentures. (Sections 3.3, 3.4, 3.5 and 3.6) Such a trust may be established only if, among other things, the Company has delivered to the Debenture Trustee an opinion of counsel (as specified in the Debenture Indenture) with regard to certain matters, including an opinion to the effect that the holders of such Trust Debentures will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance or covenant defeasance, as the case may be, had not occurred. (Section 3.6)

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     The Debenture Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Debenture Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Debenture Indenture at the request of any holder of Trust Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. (Sections 5.1 and 5.2)

     The Debenture Indenture also contains limitations on the right of the Debenture Trustee, as a creditor of K N Energy, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. (Section 5.11) In addition, the Debenture Trustee may be deemed to have a conflicting interest and may be required to resign as Debenture Trustee if at the time of a default under the Debenture Indenture it is a creditor of K N Energy. (Section 5.9) K N Energy may from time to time maintain deposit accounts and conduct its banking transactions with the Debenture Trustee in the ordinary course of business.

     Wilmington Trust Company is also the trustee under the indenture relating to the 1997 Subordinated Trust Debentures and the 1998 Subordinated Trust Debentures. Pursuant to the Trust Indenture Act, should a default occur with respect to any of the 1997 Subordinated Trust Debentures, the 1998 Subordinated Trust Debentures or the Trust Debentures, then Wilmington Trust Company would be required to resign as trustee under one of the indentures within 90 days of such default, unless such defaults were cured, duly waived or otherwise eliminated.

GOVERNING LAW

     The Debenture Indenture and the Trust Debentures will be governed by, and construed in accordance with, the laws of the State of New York. (Section 1.13)

                          DESCRIPTION OF THE GUARANTEE

     Set forth below is a summary of information concerning the Guarantee, which will be executed and delivered by K N Energy for the benefit of the holders from time to time of Preferred Securities. The Guarantee will be qualified under the Trust Indenture Act. Wilmington Trust Company, as the Guarantee Trustee, will hold the Guarantee for the benefit of the holders of the Preferred Securities. The following summary is not necessarily complete, and reference is hereby made to the copy of the form of the Guarantee (including the definitions therein of certain terms), which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act. Whenever particular defined terms of the Guarantee are referred to in this Prospectus, such defined terms are incorporated herein by reference.

GENERAL

     Pursuant to and to the extent set forth in the Guarantee, unless otherwise specified in the applicable Prospectus Supplement, K N Energy will agree to pay in full to the holders of the Preferred Securities (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set off or counterclaim that the Trust may have or assert, the following payments (the "Guarantee Payments"), without duplication: (i) any accumulated and unpaid distributions that are required to be paid on the Preferred Securities to the extent the Trust has funds available therefor, (ii) the Redemption Price, plus accumulated and unpaid distributions, with respect to any Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available therefor and (iii) upon a voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Trust Debentures to the holders of Trust Securities or the redemption of all the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accumulated and unpaid distributions on the Preferred Securities to the date of payment to the extent the Trust has funds available therefor and (b) the amount of assets of the Trust remaining available for distribution to holders of Preferred Securities upon the liquidation of the Trust. The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Preferred Securities may directly institute a legal proceeding against K N Energy to enforce the obligations of K N Energy under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If K N Energy were to default on its obligation to pay amounts payable on the Trust Debentures, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Preferred Securities or otherwise, and in such event holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, a holder of the Preferred Securities would be required to rely on the enforcement (1) by the Institutional Trustee of its rights, as registered holder of the Trust Debentures, against K N Energy pursuant to the terms of the Trust Debentures or (2) by such holder of Preferred Securities of its right against K N Energy to enforce payment on the Trust Debentures. See "Description of the Trust Debentures." The Declaration provides that each holder of Preferred Securities, by acceptance thereof, if any, agrees to the provisions of the Guarantee, including the subordination provisions thereof, if any, and the Debenture Indenture.

     The Guarantee will not apply to any payment of distributions or Redemption Price, or to payments upon the dissolution, winding-up or termination of the Trust, except to the extent the Trust shall have funds available therefor. If K N Energy does not make interest payments on the Trust Debentures, the Trust will not pay distributions on the Preferred Securities and will not have funds available therefor. See "Description of the Trust Debentures." Unless otherwise set forth in the applicable Prospectus Supplement, the Guarantee, when taken together with K N Energy's obligations under the Trust Debentures, the Debenture Indenture and the Declaration, including its obligations under the Debenture Indenture to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities) will provide a full and unconditional guarantee on a senior unsecured basis by K N Energy of payments due on the Preferred Securities.

     K N Energy has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Trust with respect to the Common Securities (the "Common Securities Guarantee") to the same extent as the Guarantee, except that upon the occurrence and during the continuation of a Declaration Event of Default, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF K N ENERGY

     The Guarantee contains certain covenants regarding among other matters, reports to holders of the Preferred Securities and the Guarantee Trustee, and, upon the occurrence of certain events, restrictions on the payment of dividends, interest on debt securities and guarantee payments on other Company guarantees. If and to the extent indicated in the applicable Prospectus Supplement, these covenants may be removed or additional covenants added with respect to the Guarantee.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not materially adversely affect the rights of holders of Preferred Securities (in which case no vote will be required) the Guarantee may be amended only with the prior approval of the holders of at least a majority in liquidation amount of all the outstanding Preferred Securities. The manner of obtaining any such approval of holders of the Preferred Securities will be as set forth in the applicable Prospectus Supplement. All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of K N Energy and shall inure to the benefit of the holders of the Preferred Securities then outstanding. Except in certain circumstances, K N Energy may not assign its rights or delegate its obligations under the Guarantee without the prior approval of the holders of at least a majority in liquidation amount of the Preferred Securities then outstanding.

TERMINATION OF THE GUARANTEE

     The Guarantee will terminate as to each holder of Preferred Securities upon
(i) full payment of the Redemption Price and accumulated and unpaid distributions with respect to all Preferred Securities, (ii) upon distribution of the Trust Debentures held by the Trust to the holders of the Preferred Securities or (iii) upon liquidation of the Trust and will terminate completely upon full payment of the amounts payable in accordance with the Declaration.

EVENTS OF DEFAULT

     An event of default under the Guarantee will occur upon the failure of K N Energy to perform any of its payment or other obligations thereunder.

     The holders of a majority in liquidation amount of Preferred Securities relating to the Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Preferred Securities. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Preferred Securities relating to such Guarantee may institute a legal proceeding directly against K N Energy to enforce the Guarantee Trustee's rights under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if K N Energy has failed to make a guarantee payment, a holder of Preferred Securities may directly institute a proceeding against K N Energy for enforcement of the Guarantee for such payment. K N Energy waives any right or remedy to require that any action be brought first against the Trust or any other person or entity before proceeding directly against K N Energy.

STATUS OF THE GUARANTEE

     Unless otherwise set forth in the applicable Prospectus Supplement, the Guarantee will constitute an unsecured obligation of K N Energy and will rank pari passu in right of payment to all other senior unsecured obligations of K N Energy. The terms of the Preferred Securities provide that each holder of Preferred Securities issued by the Trust by acceptance thereof agrees to the other terms of the Guarantee relating thereto.

     The Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, shall exercise the same degree of care as a prudent man would exercise in the conduct of his own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

     Wilmington Trust Company is also the trustee under the 1997 Guarantee and the 1998 Guarantee. Pursuant to the Trust Indenture Act, should a default occur with respect to any of the 1997 Guarantee, the 1998 Guarantee or the Guarantee, then Wilmington Trust Company would be required to resign as trustee under one of the guarantees within 90 days of such default, unless such default were cured, duly waived or otherwise eliminated.

GOVERNING LAW

     The Guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

                  RELATIONSHIP AMONG THE PREFERRED SECURITIES,
                     THE TRUST DEBENTURES AND THE GUARANTEE

     As set forth in the Declaration, the sole purpose of the Trust is to issue the Trust Securities evidencing undivided beneficial ownership interests in the assets of the Trust, and to invest the proceeds from such issuance and sale in the Trust Debentures.

     As long as payments of interest and other payments are made when due on the Trust Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Trust Debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Trust Debentures will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) pursuant to the Debenture Indenture, K N Energy, as borrower, shall pay, and the Trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the K N Trustees shall not take or cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

     Payments of distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are guaranteed by K N Energy as and to the extent set forth under "Description of the Guarantee." If K N Energy does not make interest payments on the Trust Debentures purchased by the Trust, it is expected that the Trust will not have sufficient funds to pay distributions on the Preferred Securities. The Guarantee is a full guarantee on a senior basis with respect to the Preferred Securities issued by the Trust from the time of its issuance but does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions. The Guarantee covers the payment of distributions and other payments on the Preferred Securities only if and to the extent that K N Energy has made a payment of interest or principal on the Trust Debentures held by the Trust as its sole asset. The Guarantee, when taken together with K N Energy's obligations under the Trust Debentures, the Debenture Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee on a senior basis of amounts payable on the Preferred Securities.

     Notwithstanding anything to the contrary in the Debenture Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

     If the Guarantee Trustee fails to enforce the Guarantee, a holder of any Preferred Security may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

     The Trust's Preferred Securities evidence undivided beneficial ownership interests in the assets of the Trust, and the Trust exists for the sole purpose of issuing the Preferred Securities and Common Securities and investing the proceeds thereof in Trust Debentures. A principal difference between the rights of a holder of a Preferred Security and a holder of a Trust Debenture is that a holder of a Trust Debenture will accrue, and (subject to the permissible extension of the interest period) is entitled to receive, interest on the principal amount of Trust Debentures held, while a holder of Preferred Securities is only entitled to receive distributions if and to the extent the Trust has funds available for the payment of such distributions.

     Upon any voluntary or involuntary dissolution of the Trust involving the liquidation of the Trust Debentures, the holders of Preferred Securities of the Trust will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of the Preferred Securities." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Institutional Trustee as holder of the Trust Debentures would be entitled to receive payment in full of principal and interest, before any stockholders of the Company receive payments or distributions.

                       DESCRIPTION OF THE DEBT SECURITIES

     The Debt Securities will constitute either senior or subordinated debt of the Company and will be issued, in the case of Debt Securities that will be senior debt ("Senior Debt Securities"), under an Indenture dated as of November 20, 1993 (the "Senior Debt Indenture"), between the Company and U.S. Bank Trust National Association, as successor trustee, and, in the case of Debt Securities that will be subordinated debt ("Subordinated Debt Securities"), under a Subordinated Indenture dated as of May 15, 1996 (the "Subordinated Debt Indenture"), between the Company and U.S. Bank Trust National Association, as successor trustee. The Senior Debt Indenture and the Subordinated Debt Indenture are sometimes hereinafter referred to individually as the "Debt Indenture" and collectively as the "Debt Indentures." U.S. Bank Trust National Association (and any successor thereto as trustee under the Debt Indentures) is hereinafter referred to as the "Debt Trustee." The Debt Indentures are incorporated by reference in the Registration Statement. The following summaries of certain provisions of the Debt Indentures and the Debt Securities do not purport to be complete and such summaries are subject to the detailed provisions of the applicable Debt Indenture to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein. Section references in parentheses below are to sections in both Debt Indentures unless otherwise indicated. Wherever particular sections or defined terms of the applicable Debt Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. The Debt Indentures are substantially identical, except for certain covenants of the Company and provisions relating to subordination and conversion.

     The Debt Securities may be issued from time to time in one or more series. The following description of the Debt Securities sets forth certain general terms and provisions of the Debt Securities of all series. The particular terms of each series of Debt Securities offered by any Prospectus Supplement (the "Offered Debt Securities") will be described therein.

     The Company's Trust Debentures are separately described in this Prospectus under the caption "Description of the Trust Debentures."

PROVISIONS APPLICABLE TO BOTH SENIOR AND SUBORDINATED DEBT SECURITIES

     General. The Debt Securities will be unsecured senior or subordinated obligations of the Company and may be issued from time to time in one or more series. The Debt Indentures do not limit the amount of Debt

Securities, debentures, notes or other types of indebtedness that may be issued by the Company or any of its subsidiaries nor do they restrict transactions between the Company and its affiliates or the payment of dividends or other distributions by the Company to its stockholders. The rights of the Company's creditors, including holders of Debt Securities, will be limited to the assets of the Company and will not be an obligation of any of its Subsidiaries. In addition, other than as may be set forth in any Prospectus Supplement, the Debt Indentures do not and the Debt Securities will not contain any covenants or other provisions that are intended to afford holders of the Debt Securities special protection in the event of either a change of control of the Company or a highly leveraged transaction by the Company.

     Reference is made to the Prospectus Supplement for the following terms of and information relating to the Offered Debt Securities (to the extent such terms are applicable to such Offered Debt Securities): (i) the title of the Offered Debt Securities; (ii) classification as either Senior Debt Securities or Subordinated Debt Securities; (iii) whether the Offered Debt Securities that constitute Subordinated Debt Securities are convertible into Common Stock and, if so, the terms and conditions upon which such conversion will be effected including the initial conversion price or conversion rate and any adjustments thereto in addition to or different from those described herein, the conversion period and other conversion provisions in addition to or in lieu of those described herein; (iv) any limit on the aggregate principal amount of the Offered Debt Securities; (v) whether the Offered Debt Securities are to be issuable as Registered Securities or Bearer Securities or both, whether any of the Offered Debt Securities are to be issuable initially in temporary global form and whether any of the Offered Debt Securities are to be in permanent global form; (vi) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Offered Debt Securities will be issued; (vii) the date or dates on which the Offered Debt Securities will mature; (viii) the rate or rates per annum (or the method by which such will be determined) at which the Offered Debt Securities will bear interest, if any, and the date from which any such interest will accrue; (ix) the Interest Payment Dates on which any such interest on the Offered Debt Securities will be payable, the Regular Record Date for any interest payable on any Offered Debt Securities which are Registered Securities on any Interest Payment Date and the extent to which, or the manner in which, any interest payable on a temporary global Offered Debt Security on an Interest Payment Date will be paid; (x) any mandatory or optional sinking fund or analogous provisions; (xi) each office or agency where, subject to the terms of the Debt Indentures as described below under "Payment and Paying Agents", the principal of and any premium and interest on the Offered Debt Securities will be payable and each office or agency where, subject to the terms of the Debt Indentures as described below under "-- Form, Exchange, Registration and Transfer", the Offered Debt Securities may be presented for registration of transfer or exchange; (xii) the right of the Company to redeem the Offered Debt Securities at its option and the period or periods, if any, within which and the price or prices at which the Offered Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, and the other detailed terms and provisions of any such optional or mandatory redemption; (xiii) the denominations in which any Offered Debt Securities which are Registered Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which any Offered Debt Securities which are Bearer Securities will be issuable, if other than the denomination of $5,000;
(xiv) the currency or currencies (including composite currencies) in which payment of principal of and any premium and interest on the Offered Debt Securities is payable; (xv) any index used to determine the amount of payments of principal of and any premium and interest on the Offered Debt Securities;
(xvi) information with respect to book-entry procedures, if any; (xvii) any applicable United States federal income tax consequences; and (xviii) any other terms of the Offered Debt Securities not inconsistent with the provisions of the Debt Indentures. (Section 301) Any such Prospectus Supplement will also describe any special provisions for the payment of additional amounts with respect to the Offered Debt Securities.

     Debt Securities may be issued as Original Issue Discount Securities. An Original Issue Discount Security is a Debt Security, including any Zero-Coupon Security, which is issued at a price lower than the amount payable upon the Stated Maturity thereof and which provides that upon redemption or acceleration of the maturity thereof an amount less than the amount payable upon the Stated Maturity thereof and determined in accordance with the terms of such Debt Security shall become due and payable. Special United States federal income tax considerations applicable to Debt Securities issued at an original issue discount, including Original

Issue Discount Securities, and special United States tax considerations and other terms and restrictions applicable to any Debt Securities which are issued in bearer form, offered exclusively to United States Aliens or denominated in other than United States dollars, will be set forth in a Prospectus Supplement relating thereto.

     Form, Exchange, Registration and Transfer. Debt Securities of a series may be issuable in definitive form solely as Registered Securities, solely as Bearer Securities or as both Registered Securities and Bearer Securities. Unless otherwise indicated in an applicable Prospectus Supplement, Bearer Securities will have interest coupons attached. (Section 201) The Debt Indentures also provide that Debt Securities of a series may be issuable in temporary or permanent global form. (Section 201)

     Registered Securities of any series will be exchangeable for other Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In addition, if Debt Securities of any series are issuable as both Registered Securities and Bearer Securities, at the option of the Holder, and subject to the terms of the applicable Debt Indenture, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer Securities surrendered in exchange for Registered Securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest accrued as of such date will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the terms of the applicable Debt Indenture. Bearer Securities will not be issued in exchange for Registered Securities. (Section 305)

     Debt Securities may be presented for exchange as provided above, and Registered Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Debt Indentures. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Debt Trustee will serve initially as Security Registrar. (Section 305) If a Prospectus Supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Debt Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a transfer agent in each Place of Payment for such series and, if Debt Securities of a series are also issuable as Bearer Securities, the Company will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located outside the United States. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities. (Section 1002)

     In the event of any redemption in part, the Company shall not be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days prior to the selection of Debt Securities of that series for redemption and ending on the close of business on (A) if Debt Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (B) if Debt Securities of the series are issuable as Bearer Securities, the date of the first publication of the relevant notice of redemption or, if Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; or (iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor which is immediately surrendered for redemption. (Section 305)

     Payment and Paying Agents. Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium and interest on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as the Company may designate from time to time, in the manner indicated in such Prospectus Supplement. (Section 1002) Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on Bearer Securities on any Interest Payment Date will be made only against surrender to the Paying Agent of the coupon relating to such Interest Payment Date. (Section
1001) No payment with respect to any Bearer Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to any account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal of and any premium and interest on Bearer Securities denominated and payable in U.S. dollars will be made at the office of the Company's Paying Agent in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002)

     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium and interest on Registered Securities will be made at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made by check mailed on or before the due date to the address of the Person entitled thereto as such address shall appear in the Security Register. (Sections 307, 1002) Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest. (Section 307)

     Unless otherwise indicated in an applicable Prospectus Supplement, the Debt Trustee, at its corporate trust office in Chicago, Illinois, will act as Paying Agent for payments with respect to Debt Securities which are issuable solely as Registered Securities and the Company will maintain a Paying Agent outside the United States for payments with respect to Debt Securities (subject to limitations described above in the case of Bearer Securities) which are issuable solely as Bearer Securities or as both Registered Securities and Bearer Securities. Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by Company for the Debt Securities will be named in an applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if Debt Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a Paying Agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (i) a Paying Agent in the Borough of Manhattan, The City of New York for principal payments with respect to any Registered Securities of the series (and for payments with respect to Bearer Securities of the series in the circumstances described above, but not otherwise), and (ii) a Paying Agent in a Place of Payment located outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment. (Section 1002)

     All monies paid by the Company to a Paying Agent for the payment of principal of and any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will (subject to applicable escheat laws) be repaid to the Company, and the Holder of such Debt Security or any coupon will thereafter look only to the Company for payment thereof. (Section 1003)

     Global Debt Securities. Debt Securities of a series may be issued in whole or in part in the form of one or more global Debt Securities that will be deposited with, or on behalf of, a depository identified in the Prospectus Supplement relating to such series. Global Debt Securities may be issued in either registered or bearer form and in either temporary or permanent form. (Section 203) Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a global Debt Security may not be transferred except as a whole by the depository for such global Debt Security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee to a successor depository or any nominee of such successor.

     The specific terms of the depository arrangement with respect to a series of Debt Securities and certain limitations and restrictions relating to a series of Bearer Securities in the form of one or more global Debt Securities will be described in the Prospectus Supplement relating to such series.

     Events of Default. Any one of the following events constitutes an Event of Default under each Debt Indenture with respect to Debt Securities of any series:
(a) failure to pay any interest on any Debt Security of that series when due, continued for 30 days; (b) failure to pay principal of or any premium on any Debt Security of that series when due; (c) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series; (d) failure to perform any other covenant of the Company in such Debt Indenture (other than a covenant included in such Debt Indenture solely for the benefit of series of any Debt Securities other than that series), continued for 90 days after written notice as provided in such Debt Indenture; (e) certain events in bankruptcy, insolvency or reorganization involving the Company; and (f) any other Event of Default provided with respect to Debt Securities of that series. (Section 501)

     If an Event of Default with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, either the Debt Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series by notice as provided in the applicable Debt Indenture may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Debt Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the Debt Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502)

     Each Debt Indenture provides that, subject to the duty of the Debt Trustee during default to act with the required standard of care, the Debt Trustee is under no obligation to exercise any of its rights or powers under such Debt Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Debt Trustee reasonable indemnity. (Sections 601, 603) Subject to such provisions for the indemnification of the Debt Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee, or exercising any trust or power conferred on the Debt Trustee, with respect to the Debt Securities of that series; provided, however, that the Debt Trustee is not obligated to take any action unduly prejudicial to Holders not joining in such direction or involving the Debt Trustee in personal liability. (Section 512)

     The Company is required to furnish to the Debt Trustee annually a statement as to the performance by the Company of its obligations under each Debt Indenture and as to any default in such performance. (Section 1007)

     Defeasance. If so specified with respect to any particular series of Debt Securities issued under an Debt Indenture, the Company may discharge its indebtedness and its obligations or certain of its obligations under such Debt Indenture with respect to such series by depositing funds or obligations issued or guaranteed by the United States of America with the Debt Trustee. (Sections 1301-1303)

     Defeasance and Discharge. Each Debt Indenture provides that, if so specified with respect to the Debt Securities of any series issued under such Debt Indenture (other than convertible Subordinated Debt Securities), the Company will be discharged from any and all obligations in respect of the Debt Securities of such series (except for certain obligations relating to temporary Debt Securities and exchange of Debt Securities, registration of transfer or exchange of Debt Securities of such series, replacement of stolen, lost or mutilated Debt Securities of such series, maintenance of paying agencies to hold moneys for payment in trust and payment of additional amounts, if any, required in consequence of United States withholding taxes imposed on payments to non-United States persons) upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any), and each installment of interest on, the Debt Securities of such series on the Stated Maturity of such payments in accordance with the terms of such Debt Indenture and the Debt Securities of such series.

(Sections 1302, 1304) Such a trust may only be established if, among other things, the Company has delivered to the Debt Trustee an Opinion of Counsel to the effect that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of such Debt Indenture there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge, and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred. (Section 1304) In the event of any such defeasance and discharge of Debt Securities of such series, Holders of such series would be entitled to look only to such trust fund for payment of principal of and any premium and any interest on their Debt Securities until Maturity.

     Covenant Defeasance. Each Debt Indenture also provides that, if so specified with respect to the Debt Securities of any series issued thereunder, the Company may omit to comply with certain restrictive covenants, including (in the case of the Senior Debt Indenture) the covenant described under "Limitation on Liens" below, but excluding (in the case of the Subordinated Debt Indenture) any applicable obligation of the Company respecting the conversion of Debt Securities of such series into Common Stock, and any such omission shall not be an Event of Default with respect to the Debt Securities of such series, upon the deposit with the Debt Trustee, in trust, of money and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any), and each installment of interest on, the Debt Securities of such series on the Stated Maturity of such payments in accordance with the terms of such Debt Indenture and the Debt Securities of such series. The obligations of the Company under such Debt Indenture and the Debt Securities of such series other than with respect to such covenants shall remain in full force and effect. (Section 1303) Such a trust may be established only if, among other things, the Company has delivered to the Debt Trustee an Opinion of Counsel to the effect that the Holders of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to United States federal income tax on the same amounts and in the same manner and at the same time as would have been the case if such deposit and defeasance had not occurred. (Section 1304)

     Although the amount of money and U.S. Government Obligations on deposit with the Debt Trustee would be intended to be sufficient to pay amounts due on the Debt Securities of such series at the time of their Stated Maturity, in the event the Company exercises its option to omit compliance with the covenants defeased with respect to the Debt Securities of any series as described above, and the Debt Securities of such series are declared due and payable because of the occurrence of any Event of Default, such amount may not be sufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. The Company shall in any event remain liable for such payments as provided in the applicable Debt Indenture.

     Federal Income Tax Consequences Relating to Defeasance. Under current United States federal income tax law, defeasance and discharge would likely be treated as a taxable exchange of Debt Securities to be defeased for an interest in the defeasance trust. As a consequence, a holder would recognize gain or loss equal to the difference between the holder's cost or other tax basis for such Debt Securities and the value of the holder's interest in the defeasance trust, and thereafter would be required to include in income the holder's share of the income, gain or loss of the defeasance trust. Under current United States federal income tax law, covenant defeasance would ordinarily not be treated as a taxable exchange of such Debt Securities.

     Meetings, Modification and Waiver. Modifications and amendments of either Debt Indenture may be made by the Company and the Debt Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without consent of the Holder of each Outstanding Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, (b) change the Redemption Date with respect to any Debt Security, (c) reduce the principal amount of, or premium or interest on, any Debt Security, (d) change any obligation of the Company to pay additional amounts, (e) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof, (f) change the coin or currency in which any Debt Security or any premium or interest thereon is payable, (g) change the redemption right of any Holder, (h) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security or any conversion right with respect thereto, (i) reduce the percentage in principal amount of Outstanding Securities of any series, the consent of whose Holders is required for modification or amendment of such Debt Indenture or for waiver of compliance with certain provisions of such Debt Indenture or for waiver of certain defaults, (j) reduce the requirements contained in such Debt Indenture for quorum or voting, (k) change any obligation of the Company to maintain an office or agency in the places and for the purposes required by such Debt Indenture,
(l) adversely affect the right to convert Subordinated Debt Securities, if applicable, or (m) modify any of the above provisions. (Section 902)

     The Subordinated Debt Indenture may not be amended to alter the subordination of any outstanding Subordinated Debt Securities without the consent of each holder of Senior Indebtedness (as defined below under "-- Provisions Applicable Solely to Subordinated Debt Securities") then outstanding that would be adversely affected thereby. (Section 907 of the Subordinated Debt Indenture)

     The Holders of a majority in aggregate principal amount of the Outstanding Securities of each series may, on behalf of all Holders of that series, waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the Debt Indenture under which such series has been issued. (Section 1008) The Holders of a majority in aggregate principal amount of the Outstanding Securities of each series may, on behalf of all Holders of that series, waive any past default under the applicable Debt Indenture with respect to any Debt Securities of that series, except a default (a) in the payment of principal of, or premium, if any, or any interest on any Debt Security of such series or (b) in respect of a covenant or provision of such Debt Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected. (Section 513)

     Each Debt Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or are present at a meeting of the Holders for quorum purposes, (i) the principal amount of an Original Issue Discount Security that is deemed to be Outstanding will be the amount of the principal that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof, and (ii) the principal amount of a Debt Security denominated in a foreign currency or currency units will be the U.S. dollar equivalent, determined on the date of original issuance of such Debt Security, of the principal amount of such Debt Security or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent, determined on the date of original issuance of such Security, of the amount determined as provided in (i) above. (Section 101)

     Each Debt Indenture contains provisions for convening meetings of the Holders of a series if Debt Securities of that series are issuable as Bearer Securities. (Section 1401) A meeting may be called at any time by the Trustee, and also, upon request, by the Company or the Holders of at least 10% in aggregate principal amount of the Outstanding Securities of such series, in any such case upon notice given in accordance with "-- Notices" below. (Section
1402) Except for any consent which must be given by the Holder of each Outstanding Security affected thereby, as described above, any resolution presented at a meeting (or adjourned meeting at which a quorum is present) may be adopted by the affirmative vote of the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in aggregate principal amount of the Outstanding Securities of a series may be adopted at a meeting (or adjourned meeting duly reconvened at which a quorum is present) by the affirmative vote of the Holders of such specified percentage in aggregate principal amount of the Outstanding Securities of that series. Any resolution passed or decision taken at any meeting of Holders of any series duly held in accordance with the applicable Debt Indenture will be binding on all Holders of that series and related coupons. The quorum at any meeting, and at any reconvened meeting, will be Persons holding or representing a majority in aggregate principal amount of the Outstanding Securities of a series. (Section
1404)

     Consolidation, Merger and Sale of Assets. The Company, without the consent of the Holders of any of the outstanding Debt Securities under either Debt Indenture, may consolidate with or merge into, or convey, transfer or lease its assets substantially as an entirety to, any Person which is a corporation, partnership or trust organized and validly existing under the laws of any domestic jurisdiction, provided that any successor Person assumes the Company's obligations on the Securities and under such Debt Indenture, that after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing, and that certain other conditions are met. (Section 801)

     Notices. Except as otherwise provided in the Debt Indentures, notices to Holders of Bearer Securities will be given by publication at least twice in a daily newspaper in The City of New York and in such other city or cities as may be specified in such Bearer Securities. Notices to Holders of Registered Securities will be given by mail to the addresses of such Holders as they appear in the Security Register. (Section 106)

     Title. Title to any Bearer Securities (including Bearer Securities in permanent global form) and any coupons appertaining thereto will pass by delivery. The Company, the Debt Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon and the registered owner of any Registered Security as the owner thereof (whether or not such Debt Security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 308)

     Replacement of Securities and Coupons. Any mutilated Debt Security or a Debt Security with a mutilated coupon appertaining thereto will be replaced by the Company at the expense of the Holder upon surrender of such Debt Security to the Debt Trustee. Debt Securities or coupons that became destroyed, stolen or lost will be replaced by the Company at the expense of the Holder upon delivery to the Debt Trustee of the Debt Security and coupons or evidence of destruction, loss or theft thereof satisfactory to the Company and the Debt Trustee; in the case of any coupon which becomes destroyed, stolen or lost, such coupon will be replaced by issuance of a new Debt Security in exchange for the Debt Security to which such coupon appertains. In the case of a destroyed, lost or stolen Debt Security or coupon, an indemnity satisfactory to the Debt Trustee and the Company may be required at the expense of the Holder of such Debt Security or coupon before a replacement Debt Security will be issued. (Section 306)

     Governing Law. The Debt Indentures, the Debt Securities and coupons will be governed by, and construed in accordance with, the laws of the State of New York. (Section 113)

     Regarding the Trustee. U.S. Bank Trust National Association, the Debt Trustee under each Debt Indenture, is also trustee under another indenture under which several issues of the Company's debt securities are outstanding.

     Each Debt Indenture contains certain limitations on the right of the Debt Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. (Section 613) The Debt Trustee is permitted to engage in certain other transactions; however, if it acquires any conflicting interest (as described in the Debt Indentures), it must eliminate such conflict or resign. (Section 608)

     Pursuant to the Trust Indenture Act, should a default occur with respect to either the Senior Debt Securities or the Subordinated Debt Securities, U.S. Bank Trust National Association would be required to resign as Debt Trustee under one of the Debt Indentures within 90 days of such default unless such default were cured, duly waived or otherwise eliminated.

PROVISIONS APPLICABLE SOLELY TO SENIOR DEBT SECURITIES

     General. Senior Debt Securities will be issued under the Senior Debt Indenture, and each series will rank pari passu as to the right of payment of principal and any premium and interest with each other series issued thereunder and will rank senior to all series of Subordinated Debt Securities that may be issued.

     Certain Definitions. For purposes of the following discussion, the following definitions are applicable (Section 101 of the Senior Debt Indenture):

     "Net Tangible Assets" means the total amount of assets appearing on a consolidated balance sheet of the Company and its Subsidiaries less, without duplication: (a) all current liabilities (excluding any thereof which are extendible or renewable by their terms or replaceable or refundable pursuant to enforceable commitments at the option of the obligor thereon without requiring the consent of the obligee to a time more than 12 months after the time as of which the amount thereof is being computed and excluding current maturities of long-term debt and preferred stock); (b) all reserves for depreciation and other asset valuation reserves but excluding reserves for deferred federal income taxes arising from accelerated depreciation or otherwise; (c) all goodwill, trademarks, trade names, patents and unamortized debt discount and expense and other like intangible assets carried as an asset and (d) all appropriate adjustments on account of minority interests of other Persons holding common stock in any Subsidiary.

     "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Principal Property" means any natural gas pipeline, natural gas distribution system, natural gas gathering system or natural gas storage facility located in the United States, except any such property that in the opinion of the Board of Directors is not of material importance to the business conducted by the Company and its consolidated Subsidiaries taken as a whole.

     "Principal Subsidiary" means any Subsidiary which owns a Principal
Property.

     "Subsidiary" means a corporation more than 50% of the outstanding stock of which is owned, directly or indirectly, by the Company or by one or more Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

     Limitation on Liens. The Company covenants in the Senior Debt Indenture that it will not, nor will it permit any Subsidiary to, issue, assume or guarantee any debt for money borrowed ("Debt") if such Debt is secured by a mortgage, pledge, security interest or lien (a "mortgage" or "mortgages") upon any Principal Property of the Company or any Principal Subsidiary or upon any shares of stock or indebtedness of any Principal Subsidiary (whether such Principal Property, shares or indebtedness was owned on the date of the Senior Debt Indenture or thereafter acquired) without in any such case effectively providing that the Senior Debt Securities shall be secured equally and ratably with (or prior to) such Debt, except that the foregoing restrictions shall not apply to: (a) mortgages on any property acquired, constructed or improved by the Company or any Principal Subsidiary after the date of the Senior Debt Indenture which are created within 180 days after such acquisition (or in the case of property constructed or improved, after the completion and commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of the purchase price or cost thereof, provided that in the case of such construction or improvement the mortgages shall not apply to any property theretofore owned by the Company or any Subsidiary other than theretofore unimproved real property; (b) existing mortgages on property acquired (including mortgages on any property acquired from a Person which is consolidated with or merged with or into the Company or a Subsidiary) or mortgages outstanding at the time any corporation becomes a Subsidiary; (c) mortgages in favor of domestic or foreign governmental bodies to secure advances or other payments pursuant to any contract or statute or to secure indebtedness incurred to finance the purchase price or cost of constructing or improving the property subject to such mortgages, including mortgages to secure Debt of the pollution control or industrial revenue bond type; (d) mortgages in favor of the Company or any Principal Subsidiary; or (e) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in any of the foregoing clauses (a)-(d). (Section 1006 of the Senior Debt Indenture)

     Notwithstanding the foregoing, the Company and any Subsidiary may, without securing the Senior Debt Securities, issue, assume or guarantee secured Debt (which would otherwise be subject to the foregoing restrictions) in an aggregate amount which, together with all other such Debt, does not exceed 10% of the Net Tangible Assets, as shown on a consolidated balance sheet as of a date not more than 90 days prior to the proposed transaction prepared by the Company in accordance with generally accepted accounting principles. (Section 1006 of the Senior Debt Indenture)

PROVISIONS APPLICABLE SOLELY TO SUBORDINATED DEBT SECURITIES

     Subordination. The Subordinated Debt Securities will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Debt Indenture, to all Senior Indebtedness (as defined below) of the Company. If the Company should default in the payment of any principal of or premium or interest on any Senior Indebtedness when the same becomes due and payable, whether at Stated Maturity or a date fixed for prepayment or by declaration of acceleration or otherwise, then, upon written notice of such default to the Company by the holders of such Senior Indebtedness or any trustee therefor and subject to certain rights of the Company to dispute such default and subject to proper notification of the Trustee, unless and until such default has been cured or waived or ceases to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) will be made or agreed to be made for principal of, premium, if any, or interest, if any, on the Subordinated Debt Securities, or in respect of any redemption, retirement, purchase or other acquisition of the Subordinated Debt Securities other than those made in capital stock of the Company (or cash in lieu of fractional shares thereof) pursuant to any conversion right of the Subordinated Debt Securities or otherwise made in capital stock of the Company. (Sections 1601, 1604 and 1605 of the Subordinated Debt Indenture)

     "Senior Indebtedness" is defined in Section 101 of the Subordinated Debt Indenture as Indebtedness (as defined below) of the Company outstanding at any time except (a) any Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is not senior in right of payment to the Subordinated Debt Securities, (b) the Subordinated Debt Securities, (c) any Indebtedness of the Company to a wholly-owned Subsidiary of the Company, (d) interest accruing after the filing of a petition initiating certain bankruptcy or insolvency proceedings unless such interest is an allowed claim enforceable against the Company in a proceeding under federal or state bankruptcy laws and (e) trade accounts payable. "Indebtedness" is defined in Section 101 of the Subordinated Debt Indenture as, with respect to any Person, (a) (i) the principal of and premium and interest, if any, on indebtedness for money borrowed of such Person evidenced by bonds, notes, debentures or similar obligations, including any guaranty by such Person of any indebtedness for money borrowed of any other Person, whether any such indebtedness or guaranty is outstanding on the date of the Subordinated Debt Indenture or is thereafter created, assumed or incurred,
(ii) the principal of and premium and interest, if any, on indebtedness for money borrowed, incurred, assumed or guaranteed by such Person in connection with the acquisition by it or any of its subsidiaries of any other business, properties or other assets and (iii) lease obligations which such Person capitalizes in accordance with Statement of Financial Accounting Standards No. 13 promulgated by the Financial Accounting Standards Board or such other generally accepted accounting principles as may be from time to time in effect,
(b) any other indebtedness of such Person, including any indebtedness representing the balance deferred and unpaid of the purchase price of any property or interest therein, including any such balance that constitutes a trade account payable, and any guaranty, endorsement or other contingent obligation of such Person in respect of any indebtedness of another, which is outstanding on the date of the Subordinated Debt Indenture or is thereafter created, assumed or incurred by such Person and (c) any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in clause (a) or (b) above.

     If (i) without the consent of the Company a court shall enter (A) an order for relief with respect to the Company under the United States federal bankruptcy laws, (B) a judgment, order or decree adjudging the Company a bankrupt or insolvent, or (C) an order for relief for reorganization, arrangement, adjustment or composition of or in respect of the Company under the United States federal bankruptcy laws or state insolvency laws or (ii) the Company shall institute proceedings for the entry of an order for relief with respect to the Company under the United States federal bankruptcy laws or for an adjudication of insolvency, or shall consent to the institution of bankruptcy or insolvency proceedings against it, or shall file a petition seeking, or seek or consent to reorganization, arrangement, composition or similar relief under any applicable law, or shall consent to the filing of such petition or to the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator or similar official in respect of the Company or of substantially all of its property, or the Company shall make a general assignment for the benefit of creditors, then all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) will first be paid in full before any payment or distribution, whether in cash, securities or other property, is made on account of the principal of, premium, if any, or interest, if any, on the Subordinated Debt Securities. In such event, any payment or distribution on account of the principal of, premium, if any, or interest, if any, on the Subordinated Debt Securities, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Subordinated Debt Securities, to the payment of all Senior Indebtedness then outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the Subordinated Debt Securities will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full. If any payment or distribution on account of the principal of, premium, if any, or interest, if any, on the Subordinated Debt Securities of any character, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Subordinated Debt Securities, to the payment of all Senior Indebtedness then outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), shall be received by the Debt Trustee or any Holder of any Subordinated Debt Securities in contravention of any of the terms of the Subordinated Debt Indenture, such payment or distribution will be received in trust for the benefit of, and will be paid over or delivered and transferred to, the holders of the Senior Indebtedness then outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full. In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the Holders of Subordinated Debt Securities, together with the holders of any other obligations of the Company ranking on a parity with the Subordinated Debt Securities, will be entitled to be repaid from the remaining assets of the Company the amounts at that time due and owing on account of unpaid principal of or any premium or interest on the Subordinated Debt Securities and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or obligations of the Company ranking junior to the Subordinated Debt Securities and such other obligations. (Section 1601 of the Subordinated Debt Indenture)

     The Prospectus Supplement respecting any series of Subordinated Debt Securities will set forth any subordination provisions applicable to such series in addition to or different from those described above.

     By reason of such subordination, in the event of the insolvency of the Company, Holders of Senior Indebtedness and holders of other obligations of the Company that are not subordinated to Senior Indebtedness may receive more, ratably, than Holders of the Subordinated Debt Securities. Such subordination will not prevent the occurrence of an Event of Default or limit the right of acceleration in respect of the Subordinated Debt Securities.

     Conversion. The Subordinated Debt Indenture may provide for a right of conversion of Subordinated Debt Securities into Common Stock (or cash in lieu thereof). (Sections 301 and 1501 of the Subordinated Debt Indenture) The following provisions will apply to Debt Securities that are convertible Subordinated Debt Securities unless otherwise provided in the Prospectus Supplement for such Debt Securities.

     The Holder of any convertible Subordinated Debt Securities will have the right exercisable at any time set forth in the Prospectus Supplement, unless previously redeemed or otherwise purchased by the Company, to convert such Subordinated Debt Securities into shares of Common Stock at the conversion price or conversion rate set forth in the Prospectus Supplement, subject to adjustment. (Section 1502 of the Subordinated Debt Indenture) The holder of convertible Subordinated Debt Securities may convert any portion thereof which is $1,000 in principal amount or any integral multiple thereof. (Section 1502 of the Subordinated Debt Indenture)

     In certain events, the conversion price or conversion rate will be subject to adjustment as set forth in the Subordinated Debt Indenture. Such events include the issuance of shares of Common Stock of the Company as a dividend or distribution on the Common Stock; subdivisions, combinations and reclassifications of the Common Stock; the issuance to all holders of Common Stock of rights or warrants entitling the holders thereof (for a period not exceeding 45 days) to subscribe for or purchase shares of Common Stock at a price per share less than the then current market price per share of Common Stock (as determined pursuant to the Subordinated Debt Indenture); and the distribution to substantially all holders of Common Stock of evidences of indebtedness, equity securities (including equity interests in the Company's Subsidiaries) other than Common Stock, or other assets (excluding cash dividends paid from surplus) or subscription rights or warrants (other than those referred to above). No adjustment of the conversion price or conversion rate will be required unless an adjustment would require a cumulative increase or decrease of at least 1% in such price or rate. (Section 1504 of the Subordinated Debt Indenture) Certain adjustments in the conversion price or conversion rate in accordance with the foregoing provisions may result in constructive distributions to either holders of the Subordinated Debt Securities or holders of Common Stock which would be taxable pursuant to Treasury Regulations issued under section 305 of the Internal Revenue Code of 1986, as amended. The amount of any such taxable constructive distribution would be the fair market value of the Common Stock which is treated as having been constructively received, such value being determined as of the time the adjustment resulting in the constructive distribution is made.

     Fractional shares of Common Stock will not be issued upon conversion, but, in lieu thereof, the Company will pay a cash adjustment based on the then current market price for the Common Stock. (Section 1503 of the Subordinated Debt Indenture) Upon conversion, no adjustments will be made for accrued interest or dividends, and therefore convertible Subordinated Debt Securities surrendered for conversion between the record date for an interest payment and the Interest Payment Date (except convertible Subordinated Debt Securities called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the interest thereon which the registered holder is to receive. (Sections 1504 and 1502 of the Subordinated Debt Indenture)

     In the case of any consolidation or merger of the Company (with certain exceptions) or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any Person, each Holder of convertible Subordinated Debt Securities, after the consolidation, merger, conveyance, transfer or lease, will have the right to convert such convertible Subordinated Debt Securities only into the kind and amount of securities, cash and other property which the Holder would have been entitled to receive upon or in connection with such consolidation, merger, conveyance, transfer or lease, if the Holder had held the Common Stock issuable upon conversion of such convertible Subordinated Debt Securities immediately prior to such consolidation, merger, conveyance, transfer or lease. (Section 1505 of the Subordinated Debt Indenture)

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     K N is currently authorized by its Restated Articles of Incorporation, as amended (the "K N Charter") to issue 150,000,000 shares of Common Stock, of which 44,723,953 were outstanding on May 11, 1998; 200,000 shares of Class A Preferred Stock, no par value ("Class A Preferred Stock"), of which 70,000 shares were outstanding as Class A $5.00 Cumulative Preferred Stock on such date; and 2,000,000 shares of Class B Preferred Stock, no par value ("Class B Preferred Stock"), none of which were outstanding on such date.

     The Board of Directors of K N is authorized by the K N Charter to provide, without further stockholder action, for the issuance of one or more series of Class A Preferred Stock and Class B Preferred Stock. The Board of Directors has the power to fix various terms with respect to each such series, including voting power, designations, preferences, dividend rates, conversion and exchange provisions, redemption provisions and, in the case of the Class B Preferred Stock, the amounts which holders are entitled to receive upon any liquidation, dissolution or winding up of K N. Class A Preferred Stock and Class B Preferred Stock will rank prior to the Common Stock with respect to both dividends and distribution of assets on liquidation, dissolution or winding up of K N.

     In the event of any liquidation, dissolution or winding up of K N, whether voluntary or involuntary, the holders of shares of Class A Preferred Stock of each series shall be entitled to receive in full out of the assets of K N the sum of $100 per share of Class A Preferred Stock, plus any arrearages in dividends thereon to the date fixed for the payment in liquidation, before any distribution shall be made to the holders of shares of any stock junior to the Class A Preferred Stock. K N may, at the option of the Board of Directors, redeem the whole or any part of the Class A Preferred Stock, or of any series thereof at any time or from time to time within the period during which such stock is, according to the K N Charter, or the resolutions of the Board of Directors providing for the issue thereof, redeemable, by paying the redemption price thereof, including any arrearages in dividends thereon to the date fixed for redemption. The Class A $5.00 Cumulative Preferred Stock is redeemable, in whole or in part, at the option of K N at any time, or from time to time, at the price of $105 per share plus accrued and unpaid dividends. This series has no sinking fund requirements. Holders of shares of Class A $5.00 Cumulative Preferred Stock are entitled to receive, when and as declared by the Board of Directors of K N, cumulative preferential cash dividends at the annual rate of $5.00 per share prior to the payment of any dividends or other distributions on (or purchase or redemption of) the Class B Preferred Stock or the Common Stock.

     In the event of any liquidation, dissolution or winding up of K N, whether voluntary or involuntary, the holders of shares of Class B Preferred Stock of each series shall be entitled to receive, subject to the prior rights of the holders of shares of Class A Preferred Stock, the full preferential amount fixed by the K N Charter, or by the resolutions of the Board of Directors providing for the issue thereof, including any arrearages in dividends thereon to the date fixed for the payment in liquidation, before any distribution shall be made to the holders of shares of any stock junior to the Class B Preferred Stock. Dividends may not be declared or paid or set apart for payment on any series of Class B Preferred Stock, unless there shall be no arrearages in dividends on any series of Class A Preferred Stock entitled to cumulative dividends for any past dividend period and dividends in full for the current dividend period have been paid or declared or set aside for payment on all Class A Preferred Stock.

     In addition, the holders of the Class A Preferred Stock then outstanding have the right to vote separately as a class with respect to (i) certain amendments to the K N Charter or the By-Laws of K N which adversely affect the voting powers, rights or preferences of the holders of shares of Class A Preferred Stock, (ii) the creation of any class of stock or any security convertible into or exchangeable for or evidencing the right to purchase any stock ranking prior to or on a parity with, either as to dividends or upon liquidation, the Class A Preferred Stock, or (iii) certain mergers or consolidations of K N with or into any other corporation. For such actions to be taken by K N, including increasing the authorized amount of any class of stock ranking prior to the Class A Preferred Stock, the affirmative vote of the holders of at least 50% of the shares of the Class A Preferred Stock then outstanding would be required. The affirmative vote of at least 50% of the shares of any series of Class A Preferred Stock then outstanding is required for K N to amend the K N Charter or resolutions of the Board of Directors of K N providing for the issue of such series of Class A Preferred Stock so as to affect adversely the powers, preferences or rights of holders of Class A Preferred Stock of such series. The holders of Class B Preferred Stock then outstanding also have the right to a separate vote regarding (a) the events described in the first sentence of this paragraph with regard to such Class B Preferred Stock, requiring the affirmative vote of at least 50% of the shares of Class B Preferred Stock then outstanding, and (b) amendments to the K N Charter, or to resolutions of K N's Board of Directors providing for the issue of any series of Class B Preferred Stock so as to affect adversely the powers, preferences or rights of the holders of such series, requiring the affirmative vote of at least 50% of the shares of such series then outstanding.

     If dividends are in arrears on the shares of any series of Class A Preferred Stock to which the following provisions are made applicable pursuant to the K N Charter or resolutions of K N's Board of Directors providing for the issue of any such series (i) in an aggregate amount equal to three but less than six full quarterly dividends, then the holders of the shares of all such series of Class A Preferred Stock have the exclusive right, voting separately as a class and without regard to series, to elect directors constituting one-third of K N's Board of Directors or (ii) in an aggregate amount equal to six full quarterly dividends, then such holders have the exclusive right, voting separately as a class and without regard to series, to elect directors constituting one-half of K N's Board of Directors plus one additional director, in each case until all arrearages in dividends and dividends in full for the current quarterly period have been paid on or declared and set aside for payment on the shares of such series. These provisions are applicable to the Class A $5.00 Cumulative Preferred Stock. The holders of any outstanding Class B Preferred Stock would have the right to elect directors of K N similar to the Class A $5.00 Cumulative Preferred Stock in the event of nondeclaration of dividends, for the periods described above, on the Class B Preferred Stock if the holders of the Class A $5.00 Cumulative Preferred Stock are not then entitled to elect directors as described above.

     All outstanding shares of Common Stock are, and any shares of Common Stock newly issued under any Prospectus Supplement will be, validly issued, fully paid and nonassessable. Holders of K N Common Stock and Class A $5.00 Cumulative Preferred Stock are entitled to one vote for each share on all matters voted on by stockholders. Holders of Common Stock, Class A Preferred Stock and Class B Preferred Stock have no preemptive rights to subscribe for or purchase any additional securities issued by K N. Subject to the preferential rights of the holders of the Class A Preferred Stock and Class B Preferred Stock, the holders of Common Stock are entitled to receive any dividends which may be declared by the Board of Directors out of funds legally available therefor and to share pro rata in the net assets of K N upon liquidation, dissolution or winding up. Shares of Common Stock have no cumulative voting rights or redemption, sinking fund or conversion privileges.

ANTI-TAKEOVER MATTERS

     Charter and Bylaws. Certain provisions of the K N Charter and the By-Laws of K N could have the effect of preventing a change in control of K N in certain situations. These provisions generally provide for (a) the classification of the Board of Directors of K N into three classes of as nearly an equal number as possible, having staggered terms of three years each; (b) the removal of directors only for cause or by unanimous vote of the remaining members of the Board of Directors; (c) the filling of any vacancy on the Board of Directors by the remaining directors then in office; (d) the limitation of the number of directors to a minimum of nine and a maximum of 15, with the exact number to be determined by the Board of Directors; (e) increasing the stockholder vote required to amend, repeal or adopt any provision inconsistent with the foregoing provisions under (a), (b) and (d) above to two-thirds of the outstanding voting securities of K N; (f) the requirement that certain business combinations or transactions involving K N and any beneficial owner of more than 5% of the outstanding voting securities of K N be approved by holders of at least twothirds of the outstanding voting securities of K N, including those held by such beneficial owner, unless the business combination or transaction is (I) approved by the Board of Directors before such beneficial owner became a holder of more than 5% of K N's outstanding voting securities or (II) approved by sufficient members of the Board of Directors to constitute a majority of the members of the full Board of Directors in office prior to the time such beneficial owner became a holder of more than 5% of K N's voting securities, or
(III) with an entity
of which a majority of the outstanding shares of voting securities is owned by K N and its subsidiaries; (g) increasing the stockholder vote required to amend, repeal or adopt any provision inconsistent with the foregoing provision under
(f) above to two-thirds or more of the then outstanding shares of voting securities of K N; (h) the requirement that certain business combinations or transactions involving K N and any beneficial owner of 10% or more of the outstanding voting securities of K N be approved by holders of at least 80% of the outstanding voting securities of K N, including those held by such beneficial owner, unless (I) the business combination or transaction is approved by three-fourths of the Board of Directors then in office who are not associated with or related to anyone who beneficially owns, and do not themselves own, 10% or more of K N's voting securities or (II) certain conditions relating generally to the fairness of the price to be received by stockholders of K N in such business combination or transaction are satisfied; (i) increasing the stockholder vote required to amend, repeal or adopt any provision inconsistent with the foregoing provision under (h) above to 80% or more of the outstanding voting securities of K N unless approved by an affirmative vote of three-fourths of the Board of Directors then in office who are not associated with or related to anyone who beneficially owns, and do not themselves own, 10% or more of K N's voting securities; (j) certain procedural requirements for stockholder nominations to the Board of Directors; and (k) the requirement that special meetings of stockholders may only be called by stockholders owning 51% or more of the outstanding voting securities of K N, by a majority of the Board of Directors, the Chairman of the Board of Directors or the President of K N.

     Shareholder Rights Plan. On August 17, 1995, the Board of Directors of K N declared a dividend of one preferred share purchase right (a "Right") with respect to each outstanding share of Common Stock held of record on September 15, 1995 or issued thereafter and prior to the date the Rights become exercisable. Until the Rights become exercisable, they will be evidenced by certificates for shares of Common Stock and will automatically trade with the Common Stock. If and when the Rights become exercisable, Rights certificates will be distributed and the Rights will become separately tradable. The full terms of the Rights are set forth in the Rights Agreement, dated as of August 21, 1995 (the "Rights Agreement"), between the Company and The Bank of New York, as Rights Agent. A copy of the Rights Agreement is filed as an exhibit to the Registration Statement.

     Each Right entitles the holder thereof to purchase from the Company one one-thousandth of a share of Class B Junior Participating Series Preferred Stock, without par value (the "Preferred Shares"), for a price of $80 per one onethousandth of a Preferred Share (the "Purchase Price"), subject to adjustment. The Rights become exercisable upon the earlier of (i) ten business days following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 20% or more of the outstanding voting shares of the Company or (ii) ten business days following the commencement or announcement of an intention to commence a tender or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the outstanding voting shares of the Company. The Rights will expire on the later of September 15, 2005 or the third anniversary of the date on which the Rights became exercisable (the "Final Expiration Date"), unless the Final Expiration Date is extended or the Rights are earlier redeemed or exchanged by the Company as described below.

     If a person or group were to acquire 20% or more of the voting shares of the Company, each Right then outstanding (other than Rights beneficially owned by the acquiring person, which would become null and void) would become a right to buy that number of shares of Common Stock (or, under certain circumstances, the equivalent number of one onethousandths of a Preferred Share) that at the time of such acquisition would have a market value of two times the Purchase Price of the Right. If the Company were acquired in a merger or other business combination transaction or more than 50% of its consolidated assets or earning power were sold, proper provision will be made so that holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the Purchase Price of the Right.

     At any time after the acquisition by a person or group of beneficial ownership of 20% or more of the outstanding voting shares of the Company and before the acquisition by a person or group of 50% or more of the outstanding voting shares of the Company, the Board of Directors may, at its option, issue shares of

Common Stock (or Preferred Shares) in mandatory redemption of, and in exchange for, all or part of the then outstanding and exercisable Rights (other than Rights owned by such person or group, which would become null and void) at an exchange ratio of one share of Common Stock (or one one-thousandth of a Preferred Share) for each Right, subject to adjustment. In addition, the Company is entitled to redeem all of the outstanding Rights at a price of $0.01 per Right at any time prior to the first public announcement that a person or group has become the beneficial owner of 20% or more of the outstanding voting shares of the Company.

     Until a Right is exercised, the holder thereof, as such, has no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

KANSAS BUSINESS COMBINATION ACT

     K N is subject to Sections 17-12,100 et seq. of the Kansas Statutes Annotated (the "K.S.A."), which imposes a three-year moratorium on business combinations between a Kansas corporation and an "interested stockholder" (in general, a stockholder owning 15% or more of a corporation's outstanding voting stock) or an affiliate or associate thereof unless (a) prior to an interested stockholder becoming such, the board of directors of the corporation has approved either the business combination or the transaction by which the interested stockholder became such; (b) upon consummation of the transaction resulting in an interested stockholder becoming such, the interested stockholder owns 85% of the voting stock that was outstanding at the time the transaction commenced (excluding, from the calculation of outstanding shares, shares beneficially owned by management, directors and certain employees stock plans); or (c) on or after the date an interested stockholder becomes such, the business combination is approved by (i) the Board of Directors and (ii) the affirmative vote of the holders of at least 66 2/3% of the outstanding shares (other than those shares beneficially owned by the interested stockholder) at a meeting of stockholders.

KANSAS CONTROL SHARE ACQUISITIONS ACT

     K N is also subject to Sections 17-1286 et seq. of the K.S.A. (the "Kansas Control Share Acquisitions Act"), which applies to public corporations incorporated in Kansas that have certain other connections with the state. The Kansas Control Share Acquisitions Act relates principally to the acquisition of "control shares" in such a corporation. Under the Kansas Control Share Acquisitions Act, a control share acquisition is one that, except for the operation of the Act, would raise the acquiring person's voting power in the election of directors of the subject corporation to or above any of three thresholds: one-fifth or more but less than one-third of all voting power; one-third or more but less than a majority of all voting power; and at least a majority of all voting power. Whenever a control share acquisition occurs, the acquiring person has no voting rights with respect to those shares unless both a majority of all outstanding shares and a majority of all such shares excluding all "interested shares" (in general, shares beneficially controlled by the acquiring person or any officer or inside director of the subject corporation) approve the acquisition. If the control shares are accorded voting rights, then dissenters' rights are available under the Kansas Control Share Acquisitions Act to stockholders who did not vote in favor of the control share acquisition and who comply with certain prescribed procedures. If the stockholders vote not to accord voting rights to the control shares, however, then the issuing corporation has a 60-day option to redeem all such shares at market value.

OTHER MATTERS

     The Bank of New York serves as registrar and transfer agent for the Common Stock and for the Class A $5.00 Cumulative Preferred Stock.

        DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     The Company may issue Stock Purchase Contracts, including contracts obligating holders to purchase from the Company, and the Company to sell to the holders, a specified number of shares of Common Stock at a future date or dates. The consideration per share of Common Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock

Purchase Contracts. The Stock Purchase Contracts may be issued separately or as Stock Purchase Units consisting of a Stock Purchase Contract and Debt Securities, Preferred Securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the Common Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require the Company to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner.

     The applicable Prospectus Supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the Prospectus Supplement will not necessarily be complete, and reference will be made to the Stock Purchase Contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such Stock Purchase Contracts or Stock Purchase Units. Certain material United States federal income tax considerations applicable to the Stock Purchase Units and the Stock Purchase Contracts will be discussed in the Prospectus Supplement relating thereto.

                              BOOK-ENTRY ISSUANCE

     Unless otherwise specified in the applicable Prospectus Supplement, The Depositary Trust Company ("DTC") will act as depositary for Securities issued in the form of Global Securities. Such Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered Global Securities will be issued for such Securities representing in the aggregate the total number of such Securities, and will be deposited with or on behalf of DTC.

     DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for such Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Securities. Transfers of ownership interests in Securities issued in the form of Global Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in such Securities, except in the event that use of the book-entry system for such Securities is discontinued.

     DTC has no knowledge of the actual Beneficial Owners of the Securities issued in the form of Global Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. as the registered holder of Securities issued in the form of Global Securities. If less than all of a series of such Securities are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

     Although voting with respect to Securities issued in the form of Global Securities is limited to the holders of record of such Securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to such Securities. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the issuer of such Securities as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Payments in respect of Securities issued in the form of Global Securities will be made by the issuer of such Securities to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the Institutional Trustee, either Trust or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments to DTC are the responsibility of the issuer of the applicable Securities, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     DTC may discontinue providing its services as depositary with respect to any Securities at any time by giving reasonable notice to the issuer of such Securities. In the event that a successor depositary is not obtained, individual Security certificates representing such Securities are required to be printed and delivered. The Company, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary).

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Trust and the Company believe to be accurate, but the Trust and the Company assume no responsibility for the accuracy thereof. Neither the Trust nor the Company has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                              PLAN OF DISTRIBUTION

     Any of the Securities being offered hereby may be sold in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through dealers; and (iv) directly by the Company or, in the case of Preferred Securities, by the Trust to purchasers.

     The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Offers to purchase Securities may be solicited by agents designated by the Company from time to time. Any such agent involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company or the Trust to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities so offered and sold.

     If Securities are sold by means of an underwritten offering, the Company and, in the case of an offering of Preferred Securities, the Trust will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable Prospectus Supplement which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is being delivered to the public. If underwriters are utilized in the sale of any Securities in respect of which this Prospectus is being delivered, such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of Securities, unless otherwise indicated in the applicable Prospectus Supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of such Securities will be obligated to purchase all such Securities if any are purchased.

     The Company or the Trust, as applicable, may grant to the underwriters options to purchase additional Securities, to cover over-allotments, if any, at the initial public offering price (with additional underwriting commissions or discounts), as may be set forth in the Prospectus Supplement relating thereto. If the Company or the Trust, as applicable, grants any over-allotment option, the terms of such over-allotment option will be set forth in the Prospectus Supplement for such Securities.

     If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Company or the Trust, as applicable, will sell such Securities to the dealer as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the Securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     Offers to purchase Securities may be solicited directly by the Company or the Trust, as applicable, and the sale thereof may be made by the Company or the Trust directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

     Securities may also be offered and sold, if so indicated in the applicable Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for the Company or the Trust, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company or the Trust and its compensation will be described in the applicable Prospectus Supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the Securities remarketed thereby.

     If so indicated in the applicable Prospectus Supplement, the Company or the Trust, as applicable, may authorize agents and underwriters to solicit offers by certain institutions to purchase Securities from the Company or the Trust at the public offering price set forth in the applicable Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable Prospectus Supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable Prospectus Supplement. A commission indicated in the applicable Prospectus supplement will be paid to underwriters and agents soliciting purchases of Securities pursuant to delayed delivery contracts accepted by the Company or the Trust, as applicable.

     Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements with the Company or the Trust, as applicable, to indemnification by the Company or the Trust against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters, dealers and remarketing firms may be required to make in respect thereof.

     Each series of Securities will be a new issue and, other than the Common Stock, which is listed on the New York Stock Exchange, will have no established trading market. The Company may elect to list any series of Securities on an exchange, and in the case of the Common Stock, on any additional exchange, but, unless otherwise specified in the applicable Prospectus Supplement, the Company shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the Securities.

     Agents, underwriters, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for, the Company and its subsidiaries in the ordinary course of business.

                                 LEGAL MATTERS

     The validity of the Preferred Securities will be passed upon on behalf of K N Energy and the Trust by Richards, Layton & Finger P.A., special Delaware counsel to K N Energy and the Trust. The validity of the Trust Debentures, the Guarantee, the Debt Securities and Stock Purchase Contracts and certain matters relating thereto will be passed upon for K N Energy and the Trust by Simpson Thacher & Bartlett, New York, New York. The validity of the Common Stock and the Stock Purchase Units will be passed upon by Martha B. Wyrsch, General Counsel of the Company. As of May 11, 1998, Ms. Wyrsch owned 3,253 shares of Common Stock, 4,550 shares of restricted Common Stock and held options to purchase an additional 90,549 shares of Common Stock. The validity of the Offered Securities will be passed upon for any agents, dealers or underwriters by counsel named in the applicable Prospectus Supplement.

                                    EXPERTS

     The consolidated financial statements of K N Energy, Inc. and subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, incorporated in this Prospectus and elsewhere in the Registration Statement by reference to its Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

     The consolidated financial statements of MidCon Corp. and subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, incorporated in this Prospectus and elsewhere in the Registration Statement by reference to the Current Report on Form 8-K/A filed with the Commission on February 12, 1998, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth all expenses payable by the Company in connection with the issuance and distribution of the Securities, other than underwriting discounts and commissions. The Company will bear all of such expenses. All the amounts shown are estimates, except the registration fee.

Registration Fee............................................  $      100
Fees and expenses of accountants............................      40,000
Fees and expenses of counsel to the Company.................     250,000
Fees and expenses of Trustees and counsel...................      15,000
Printing and engraving......................................      75,000
Blue Sky fees and expenses (including counsel)..............      10,000
Rating agency fees..........................................     250,000
Miscellaneous...............................................       4,900
     Total..................................................  $  650,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 17-6305 of the Kansas General Corporation Law provides that a Kansas corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit (including an action by or in the right of the corporation to procure a judgment in its favor) or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit by or in the right of the corporation, including attorney fees, and against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, including attorney fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Article Ninth of the articles of incorporation of the Company requires the Company to provide substantially the same indemnification of its directors and officers as that authorized by the Kansas General Corporation Law.

     The Company has insurance policies which, among other things, include liability insurance coverage for directors and officers, with a $200,000 corporate reimbursement deductible clause, under which directors and officers are covered against "loss" arising from any claim or claims which may be made against a director or officer by reason of any "wrongful act" in their respective capacities as directors and officers. "Loss" is defined so as to exclude, among other things, fines or penalties, as well as matters deemed uninsurable under the law pursuant to which the policy is to be construed. "Wrongful act" is defined to include any actual or alleged breach of duty, neglect, error, misstatement, misleading statement or omission done or wrongfully attempted. The policy also contains other specific definitions and exclusions and provides an aggregate of $20,000,000 of insurance coverage.

ITEM 16.  EXHIBITS.

     The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of the Company under the Securities Act or the Exchange Act as indicated in parentheses:

 EXHIBIT
  NUMBER                                   EXHIBITS
 -------                                   --------
    *(1.1)   --  Form of Underwriting Agreement relating to Debt Securities.
    *(1.2)   --  Form of Underwriting Agreement relating to Common Stock.
    *(1.3)   --  Form of Underwriting Agreement relating to Stock Purchase
                 Units.
     (2.1)   --  Stock Purchase Agreement, dated December 18, 1997, between the Company and Occidental Petroleum Corporation
                 (incorporated by reference to Exhibit 2.1 to the Company's
                 S-3 Registration Statement No. 333-44421).
     (4.1)   --  Form of Indenture, dated as of November 20, 1993, between K
                 N Energy, Inc. and U.S. Bank Trust National Association
                 f/k/a First Trust National Association, as successor Trustee to Continental Bank, National Association (incorporated by reference to Exhibit 4.1 to the Company's S-3 Registration
                 Statement No. 33-51115).
     (4.2)   --  Form of Subordinated Indenture dated as of May 15, 1996 between the Company and U.S. Bank Trust National Association
                 f/k/a First Trust National Association f/k/a First Trust of
                 Illinois, National Association, as Trustee (incorporated by reference to Exhibit 4.2 to the Company's S-3 Registration
                 Statement No. 333-04385).
     (4.3)   --  Form of Debt Securities. (incorporated by reference to
                 Exhibit 4.3 to Amendment No. 1 to the Company's S-3
                 Registration Statement No. 333-44421).
     (4.4)   --  Restated Articles of Incorporation of the Company
                 (incorporated by reference to Exhibit 3(a) to the Company's
                 Annual Report on Form 10-K for the year ended December 31,
                 1994).
     (4.5)   --  By-Laws of the Company, as amended to August 20, 1996
                 (incorporated by reference to Exhibit 3(b) to the Company's
                 Annual Report on Form 10-K for the year ended December 31,
                 1996).
     (4.6)   --  Rights Agreement dated as of August 21, 1995 between the
                 Company and The Bank of New York, as Rights Agent
                 (incorporated by reference to Exhibit 1 to the Company's
                 Form 8-A Registration Statement dated August 21, 1995).
   **(4.7)   --  Certificate of Trust of K N Capital Trust II.
   **(4.8)   --  Declaration of Trust of K N Capital Trust II.
   **(4.9)   --  Form of second Amended and Restated Declaration of Trust of
                 K N Capital Trust II.
  **(4.10)   --  Form of Preferred Security Certificate for K N Capital Trust
                 II (included in Exhibit 4.9).
  **(4.11)   --  Form of Debenture Indenture between K N Energy, Inc. and
                 Wilmington Trust Company, as Trustee.
  **(4.12)   --  Form of Trust Debentures of K N Energy, Inc.
  **(4.13)   --  Form of Preferred Securities Guarantee Agreement in respect of K N Capital Trust II, with respect to the Preferred
                 Securities.
  **(4.14)   --  Form of Common Security Guarantee Agreement in respect of K
                 N Capital Trust II, with respect to the Common Securities.
    (4.15)   --  Form of Purchase Contract Agreement (incorporated by
                 reference to Exhibit 4.3 to Amendment No. 1 to the Company's
                 S-3 Registration Statement No. 333-44421).
    (4.16)   --  Form of Stock Purchase Units (included in Exhibit 4.15)
                 (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Company's S-3 Registration Statement No. 333-44421).
    (4.17)   --  Form of Pledge Agreement (incorporated by reference to
                 Exhibit 4.3 to Amendment No. 1 to the Company's S-3
                 Registration Statement No. 333-44421).
  **(4.18)   --  first Amended and Restated Declaration of Trust of K N
                 Capital Trust II.
  **(4.19)   --  Certificate of Amendment to Restated Articles of
                 Incorporation of the Company.
  **(4.20)   --  Amendment to By-Laws of the Company.
   **(5.1)   --  Opinion of Simpson Thacher & Bartlett, as to the legality of the Trust Debentures, Guarantees, Debt Securities and Stock
                 Purchase Contracts.
   **(5.2)   --  Opinion of Richards, Layton & Finger P.A., as to the
                 validity of the Preferred Securities.

 EXHIBIT
  NUMBER                                   EXHIBITS
 -------                                   --------
   **(5.3)   --  Opinion of Martha B. Wyrsch, Esq., General Counsel to K N
                 Energy, Inc., as to the validity of the Common Stock and the
                 Stock Purchase Units.
    **(12)   --  Computation of ratios of earnings to fixed charges.
  **(23.1)   --  Consent of Independent Public Accountants.
  **(23.2)   --  Consent of Independent Public Accountants.
  **(23.3)   --  Consent of Simpson Thacher & Bartlett (included in Exhibit
                 5.1).
  **(23.4)   --  Consent of Richards, Layton & Finger P.A. (included in
                 Exhibit 5.2).
  **(23.5)   --  Consent of Martha B. Wyrsch (included in Exhibit 5.3).
    **(24)   --  Powers of Attorney.
  **(25.1)   --  Statement of Eligibility and Qualification under the Trust
                 Indenture Act of 1939 on Form T-1 of U.S. Bank Trust
                 National Association f/k/a First Trust National Association
                 respecting the Senior Debt Securities.
  **(25.2)   --  Statement of Eligibility and Qualification under the Trust
                 Indenture Act of 1939 on Form T-1 of U.S. Bank Trust
                 National Association f/k/a First Trust National Association
                 respecting the Subordinated Debt Securities.
  **(25.3)   --  Form T-1 Statement of Eligibility of Wilmington Trust
                 Company, as Debenture Trustee under the Debenture Indenture for K N Capital Trust II.
  **(25.4)   --  Form T-1 Statement of Eligibility of Wilmington Trust
                 Company, as Institutional Trustee under the Declaration for
                 K N Capital Trust II.
  **(25.5)   --  Form T-1 Statement of Eligibility of Wilmington Trust
                 Company, as Guarantee Trustee under the Guarantee for K N
                 Capital Trust II.

---------------
  * The Company will file any underwriting agreement relating to Debt Securities, Common Stock and/or Stock Purchase Units that it may enter into as an exhibit to a Current Report on Form 8-K which is incorporated by reference into this Registration Statement.

 ** Filed herewith.

ITEM 17.  UNDERTAKINGS.

     (a) The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (5) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to any charter provision, by-law, contract, arrangement, statute, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, K N Energy, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakewood, State of Colorado on the 3rd day of June, 1998.

                                          K N ENERGY, INC.

                                          By:  /s/ LARRY D. HALL
                                             -----------------------------------

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the
capacities indicated on             , 1998.

                       SIGNATURE                                             TITLE
                       ---------                                             -----
            i) Principal executive officer:

                   /s/ LARRY D. HALL                      Chairman of the Board, President and Chief
--------------------------------------------------------    Executive Officer
                    (Larry D. Hall)

    ii) Principal financial and accounting officer:

                           *                              Vice President and Chief Financial Officer
--------------------------------------------------------
                  (Clyde E. McKenzie)

                    iii) Directors:

                           *
--------------------------------------------------------
                (Edward H. Austin, Jr.)

                           *
--------------------------------------------------------
                  (Charles W. Battey)

                           *
--------------------------------------------------------
                   (Stewart A. Bliss)

                           *
--------------------------------------------------------
                 (David W. Burkholder)

                           *
--------------------------------------------------------
                 (David M. Carmichael)

                           *
--------------------------------------------------------
                  (Robert H. Chitwood)

                           *
--------------------------------------------------------
                  (Howard P. Coghlan)

                           *
--------------------------------------------------------
                   (Jordan L. Haines)

                       SIGNATURE                                             TITLE
                       ---------                                             -----
                           *
--------------------------------------------------------
                    (Larry D. Hall)

                           *
--------------------------------------------------------
                   (William J. Hybl)

                           *
--------------------------------------------------------
                  (Richard D. Kinder)

                           *
--------------------------------------------------------
                 (Edward Randall, III)

                           *
--------------------------------------------------------
                   (John F. Riordan)

                           *
--------------------------------------------------------
                   (James C. Taylor)

                           *
--------------------------------------------------------
                    (H.A. True, III)

                 *By: /s/ LARRY D. HALL
  ---------------------------------------------------
                     (Larry D. Hall
                   Attorney-in-Fact)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, K N Capital Trust II certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakewood, State of Colorado, on the 3rd day of June, 1998.

                                          K N CAPITAL TRUST II
                                          By: K N ENERGY, INC., as Depositor

                                          By:     /s/ CLYDE E. MCKENZIE
                                            ------------------------------------
                                                     Clyde E. McKenzie
                                                     Vice President and
                                                  Chief Financial Officer

                               INDEX TO EXHIBITS

 EXHIBIT
  NUMBER                                   EXHIBITS
 -------                                   --------
    *(1.1)   --  Form of Underwriting Agreement relating to Debt Securities.
    *(1.2)   --  Form of Underwriting Agreement relating to Common Stock.
    *(1.3)   --  Form of Underwriting Agreement relating to Stock Purchase
                 Units.
     (2.1)   --  Stock Purchase Agreement, dated December 18, 1997, between the Company and Occidental Petroleum Corporation
                 (incorporated by reference to Exhibit 2.1 to the Company's
                 S-3 Registration Statement No. 333-44421).
     (4.1)   --  Form of Indenture, dated as of November 20, 1993, between K
                 N Energy, Inc. and U.S. Bank Trust National Association
                 f/k/a First Trust National Association, as successor Trustee to Continental Bank, National Association (incorporated by reference to Exhibit 4.1 to the Company's S-3 Registration
                 Statement No. 33-51115).
     (4.2)   --  Form of Subordinated Indenture dated as of May 15, 1996 between the Company and U.S. Bank Trust National Association
                 f/k/a First Trust National Association f/k/a First Trust of
                 Illinois, National Association, as Trustee (incorporated by reference to Exhibit 4.2 to the Company's S-3 Registration
                 Statement No. 333-04385).
     (4.3)   --  Form of Debt Securities. (incorporated by reference to
                 Exhibit 4.3 to Amendment No. 1 to the Company's S-3
                 Registration Statement No. 333-44421).
     (4.4)   --  Restated Articles of Incorporation of the Company
                 (incorporated by reference to Exhibit 3(a) to the Company's
                 Annual Report on Form 10-K for the year ended December 31,
                 1994).
     (4.5)   --  By-Laws of the Company, as amended to August 20, 1996
                 (incorporated by reference to Exhibit 3(b) to the Company's
                 Annual Report on Form 10-K for the year ended December 31,
                 1996).
     (4.6)   --  Rights Agreement dated as of August 21, 1995 between the
                 Company and The Bank of New York, as Rights Agent
                 (incorporated by reference to Exhibit 1 to the Company's
                 Form 8-A Registration Statement dated August 21, 1995).
   **(4.7)   --  Certificate of Trust of K N Capital Trust II.
   **(4.8)   --  Declaration of Trust of K N Capital Trust II.
   **(4.9)   --  Form of second Amended and Restated Declaration of Trust of
                 K N Capital Trust II.
  **(4.10)   --  Form of Preferred Security Certificate for K N Capital Trust
                 II (included in Exhibit 4.9).
  **(4.11)   --  Form of Debenture Indenture between K N Energy, Inc. and
                 Wilmington Trust Company, as Trustee.
  **(4.12)   --  Form of Trust Debentures of K N Energy, Inc.
  **(4.13)   --  Form of Preferred Securities Guarantee Agreement in respect of K N Capital Trust II, with respect to the Preferred
                 Securities.
  **(4.14)   --  Form of Common Security Guarantee Agreement in respect of K
                 N Capital Trust II, with respect to the Common Securities.
    (4.15)   --  Form of Purchase Contract Agreement (incorporated by
                 reference to Exhibit 4.3 to Amendment No. 1 to the Company's
                 S-3 Registration Statement No. 333-44421).
    (4.16)   --  Form of Stock Purchase Units (included in Exhibit 4.15)
                 (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Company's S-3 Registration Statement No. 333-44421).
    (4.17)   --  Form of Pledge Agreement (incorporated by reference to
                 Exhibit 4.3 to Amendment No. 1 to the Company's S-3
                 Registration Statement No. 333-44421).
  **(4.18)   --  first Amended and Restated Declaration of Trust of K N
                 Capital Trust II.

 EXHIBIT
  NUMBER                                   EXHIBITS
 -------                                   --------
  **(4.19)   --  Certificate of Amendment to Restated Articles of
                 Incorporation of the Company.
  **(4.20)   --  Amendment to By-Laws of the Company.
   **(5.1)   --  Opinion of Simpson Thacher & Bartlett, as to the legality of the Trust Debentures, Guarantees, Debt Securities and Stock
                 Purchase Contracts.
   **(5.2)   --  Opinion of Richards, Layton & Finger P.A., as to the
                 validity of the Preferred Securities.
   **(5.3)   --  Opinion of Martha B. Wyrsch, Esq., General Counsel to K N
                 Energy, Inc., as to the validity of the Common Stock and the
                 Stock Purchase Units.
    **(12)   --  Computation of ratios of earnings to fixed charges.
  **(23.1)   --  Consent of Independent Public Accountants.
  **(23.2)   --  Consent of Independent Public Accountants.
  **(23.3)   --  Consent of Simpson Thacher & Bartlett (included in Exhibit
                 5.1).
  **(23.4)   --  Consent of Richards, Layton & Finger P.A. (included in
                 Exhibit 5.2).
  **(23.5)   --  Consent of Martha B. Wyrsch (included in Exhibit 5.3).
    **(24)   --  Powers of Attorney.
  **(25.1)   --  Statement of Eligibility and Qualification under the Trust
                 Indenture Act of 1939 on Form T-1 of U.S. Bank Trust
                 National Association f/k/a First Trust National Association
                 respecting the Senior Debt Securities.
  **(25.2)   --  Statement of Eligibility and Qualification under the Trust
                 Indenture Act of 1939 on Form T-1 of U.S. Bank Trust
                 National Association f/k/a First Trust National Association
                 respecting the Subordinated Debt Securities.
  **(25.3)   --  Form T-1 Statement of Eligibility of Wilmington Trust
                 Company, as Debenture Trustee under the Debenture Indenture for K N Capital Trust II.
  **(25.4)   --  Form T-1 Statement of Eligibility of Wilmington Trust
                 Company, as Institutional Trustee under the Declaration for
                 K N Capital Trust II.
  **(25.5)   --  Form T-1 Statement of Eligibility of Wilmington Trust
                 Company, as Guarantee Trustee under the Guarantee for K N
                 Capital Trust II.

---------------
  * The Company will file any underwriting agreement relating to Debt Securities, Common Stock and/or Stock Purchase Units that it may enter into as an exhibit to a Current Report on Form 8-K which is incorporated by reference into this Registration Statement.

 ** Filed herewith.